Exhibit 4.27

                                                               [EXECUTED COPY]





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                   AIRCRAFT SALE AND NOTE PURCHASE AGREEMENT

                           Dated as of April 9, 1998


                                     AMONG

                          TRANS WORLD AIRLINES, INC.,

                                      and

                             FIRST SECURITY BANK,
                    NATIONAL ASSOCIATION, as Owner Trustee

                                      and

                        SEVEN SIXTY SEVEN LEASING, INC.



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Airframe Make and Model:                  Used Boeing 767-231 ETOPS
Airframe Manufacturer's Serial Numbers:   22571, 22572 and 22573
Airframe Registration Marks:              N608TW, N609TW and N610TW
Make and Model of Engines:                      Pratt & Whitney JT9D-7R4D
Serial Numbers of Engines:                P709654 and P709655, P709643 and
                                                P709644,
                                          and P709656 and P709659




                               TABLE OF CONTENTS
                               -----------------
                                                                          Page
                                                                          ----

                                   ARTICLE 1
                             Summary of Transaction

Section 1.01.  Description of Aircraft.....................................  2
Section 1.02.  Country of Registration.....................................  2
Section 1.03.  Closing Date and Location...................................  2
Section 1.04.  Sale Price..................................................  2

                                   ARTICLE 2
                                  Definitions

Section 2.01.  General Definitions.........................................  3

                                   ARTICLE 3
                             Place and Date of Sale

Section 3.01.  Place of Delivery of Aircraft...............................  6
Section 3.02   Scheduled Closing Date......................................  6
Section 3.03.  Total Loss of Aircraft Prior to Sale........................  6

                                   ARTICLE 4
                                   Sale Price

Section 4.01.  Sale Price..................................................  6
Section 4.02.  Payment of Sale Price.......................................  7
Section 4.03.  Description of the Notes and the Equity Notes...............  7
Section 4.04.  Delivery and Payment........................................  9

                                   ARTICLE 5
                     Representations and Warranties of TWA

Section 5.01.  Representations and Warranties of TWA....................... 13

                                   ARTICLE 6
                         Condition of Aircraft at Sale

Section 6.01.  Condition at Sale........................................... 23
Section 6.02.  Ground Inspection........................................... 24
Section 6.03.  Disclaimer.................................................. 24
Section 6.04.  Deficiencies and Delays..................................... 25
Section 6.05.  No Waiver................................................... 25

                                   ARTICLE 7
                Bill of Sale and Other Documentary Requirements

Section 7.01.  Conditions to TWA's Obligations to Purchase
               the Aircraft................................................ 25
Section 7.02.  Conditions to the Owner Trustee's Obligations to
               Sell the Aircraft........................................... 27
Section 7.03.  After Closing............................................... 28
Section 7.04.  Conditions with Regard to the Issuance of the
               Securities.................................................. 29
Section 7.05.  Conditions to Closing....................................... 34

                                   ARTICLE 8
                                  Termination

Section 8.01.  Termination by the Owner Trustee............................ 34
Section 8.02.  Effect of Termination....................................... 35

                                   ARTICLE 9
               Owner Trustee Assignment of Rights and Warranties

Section 9.01.  Assignable Warranties....................................... 35
Section 9.02.  Non-Assignable Warranties................................... 36

                                   ARTICLE 10
                               Expenses and Taxes

Section 10.01.  Costs and Expenses of Sales................................ 36
Section 10.02.  Taxes...................................................... 36
Section 10.03.  After-tax Basis............................................ 36
Section 10.04.  Timing of Payment.......................................... 37
Section 10.05.  Contests................................................... 37
Section 10.06.  Refunds.................................................... 37
Section 10.07.  Cooperation in Filing Tax Returns.......................... 37

                                   ARTICLE 11
                           Indemnities and Insurance

Section 11.01.  Indemnification with Regard
                to the Aircraft............................................ 38
Section 11.02.  Indemnification of TWA by Owner
                Trustee.................................................... 39
Section 11.03.  Insurance.................................................. 41

                                   ARTICLE 12
                   Representations, Warranties and Covenants
                                of Owner Trustee

Section 12.01.  Owner Trustee's Representations,
                Warranties and Covenants In Its
                Individual Capacity........................................ 42
Section 12.02.  Owner Trustee's Representations,
                Warranties and Covenants................................... 43
Section 12.03.  Representations, Warranties and
                Covenants of the Owner Trustee Regarding the
                Securities................................................. 44
Section 12.04.  TBT Leases Excluded........................................ 46

                                   ARTICLE 13
                               Agreements of TWA

Section 13.01.  Agreements of TWA.......................................... 46

                                   ARTICLE 14
                                    Notices

Section 14.01.  Manner of Sending Notices.................................. 48
Section 14.02.  Notice Information......................................... 49

                                   ARTICLE 15
                                 Miscellaneous

Section 15.01.  GOVERNING LAW.............................................. 50
Section 15.02.  No Brokers................................................. 50
Section 15.03.  Confidentiality............................................ 50
Section 15.04.  Successors and Assigns..................................... 51
Section 15.05.  Rights of Parties.......................................... 51
Section 15.06.  Further Assurances......................................... 51
Section 15.07.  Use of Word "Including".................................... 51
Section 15.08.  Headings................................................... 51
Section 15.09.  Invalidity of Any Provision................................ 51
Section 15.10.  Waiver of Trial by Jury.................................... 52
Section 15.11.  Amendments in Writing...................................... 52
Section 15.12.  Entire Agreement........................................... 52
Section 15.13.  Counterparts............................................... 52
Section 15.14.  Third Party Beneficiary.................................... 52

                                   ARTICLE 16
                          Authorization of Beneficiary

Section 16.01.  Authorization of Beneficiary............................... 52


                   AIRCRAFT SALE AND NOTE PURCHASE AGREEMENT

               THIS AIRCRAFT SALE AND NOTE PURCHASE AGREEMENT is made and entered into as of this 9th day of April 1998.

               AMONG:

               TRANS WORLD AIRLINES, INC., a Delaware corporation whose address and principal place of business is at One City Centre, 515 N. Sixth Street, St. Louis, Missouri 63101, United States of America ("TWA"), and

               FIRST SECURITY BANK, NATIONAL ASSOCIATION, whose address and principal place of business is at 79 South Main Street, Salt Lake City, Utah 84111, United States of America, not in its individual capacity, except as expressly stated herein, but solely as Owner Trustee (the "Owner Trustee") under the Trust Agreement (the "Trust Agreement") dated January 24, 1995 between Owner Trustee and Seven Sixty Seven Leasing, Inc., the beneficiary named therein, and

               SEVEN SIXTY SEVEN LEASING, INC., a Delaware corporation and the sole beneficiary under the Trust Agreement with an address at 1013 Centre Road, Wilmington, Delaware 19805, United States of America (the
"Beneficiary"), and who is only executing this Sale Agreement as evidence of its instruction to the Owner Trustee to enter into this Sale Agreement.

               The subject matter of this Sale Agreement is three (3) used Boeing 767-231 ETOPS airframes and six (6) Pratt & Whitney JT9D-7R4D engines, which the Owner Trustee and Beneficiary desire that the Owner Trustee sell to TWA and TWA is willing to purchase from the Owner Trustee. All property covered by this Sale Agreement is currently leased by Owner Trustee to TWA under the Leases (as hereinafter defined).

               In consideration of and subject to the mutual covenants, terms and conditions contained in this Sale Agreement, TWA and the Owner Trustee agree as follows:



                                   ARTICLE 1
                            Summary of Transaction

The following is a summary of the sale transaction between TWA and the Owner Trustee. It is set forth for the convenience of the parties only and will not be deemed in any way to amend, detract from or simplify the other provisions of this Sale Agreement.

               Section 1.01.  Description of Aircraft.

               Three (3) used Boeing 767-231 ETOPS airframes bearing manufacturer's serial numbers 22571, 22572 and 22573 and six (6) Pratt & Whitney JT9D-7R4D engines bearing manufacturer's serial numbers P709654 and P709655, P709643 and P709644, and P709656 and P709659.

               Section 1.02.  Country of Registration.

               United States of America

               Section 1.03.  Closing Date and Location.

               On the Closing Date at New York, New York, with the Aircraft located in such locations as are mutually agreeable to the parties.

               Section 1.04.  Sale Price.

               US$ 75,000,000.00 (US$ 25,000,000.00 per Aircraft), payable by delivery at the Closing of Securities as set forth in Article 4 hereof.



                                   ARTICLE 2
                                  Definitions

               Except where the context otherwise requires, the following words have the following meanings for all purposes of this Sale Agreement. The definitions are equally applicable to the singular and plural forms of the words. Any agreement defined below includes each amendment, modification, supplement and waiver thereto in effect from time to time.

               Section 2.01.  General Definitions.

               "Aircraft" means the three (3) Airframes, the six (6) Engines, the Parts, the Ancillary Equipment and the Aircraft Documentation collectively.

               "Aircraft Documentation" means all log books, Aircraft records, manuals and other documents provided by the Owner Trustee at Sale of the Aircraft and the documents listed in Exhibit B.

               "Airframes" means each of the airframes described in Exhibit A together with all Parts relating thereto (except Engines or engines).

               "Ancillary Equipment" means all accessories, appurtenances and other equipment owned by Owner Trustee and appertaining to an Airframe or an Engine, whether or not attached or affixed thereto.

               "Aviation Authority" means the FAA or any Government Entities which under the Laws of the United States of America from time to time have control over civil aviation or the registration, airworthiness or operation of aircraft by TWA in the United States of America.

               "Beneficiary" has the meaning set forth in the introductory paragraphs hereof.

               "Business Day" means each day that is not a Saturday, Sunday or any other day on which banks located in New York, NY, St. Louis, MO or Salt Lake City, UT are authorized or obligated by law to remain closed.

               "CL/PK Airfinance" means CL/PK Airfinance, a financial sector corporation organized under the laws of the Grand Duchy of Luxembourg, and its successors.

               "Dollars" and "$" means the lawful currency of the United States of America.

               "Engine" means (i) each of the engines listed on Exhibit A hereto or any other engines which the parties hereto agree in writing will be substituted therefor and (ii) all Parts installed in or on any of such engines at Sale.

               "Engine Manufacturer" means United Technologies Corporation, Pratt & Whitney Division.

               "FAA" means the Federal Aviation Administration of the Department of Transportation or any successor thereto under the Laws of the United States of America.

               "FARs" means the U.S. Federal Aviation Regulations embodied in Title 14 of the U.S. Code of Federal Regulations, as amended from time to time, or any successor regulations thereto.

               "Government Entity" means any (i) national, state or local government, (ii) board, commission, department, division, instrumentality, court, agency or political subdivision thereof and (iii) association, organization or institution of which any thereof is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant.

               "Law" means any (i) statute, decree, constitution, regulation, order or any directive of any Government Entity, (ii) treaty, pact, compact or other agreement to which any Government Entity is a signatory or party and
(iii) judicial or administrative interpretation or application of any of the foregoing.

               "Lease" means each of Lease Agreement N608TW, dated January 27, 1995, between Owner Trustee and TWA, as amended, Lease Agreement N609TW, dated January 27, 1995, between Owner Trustee and TWA, as amended and Lease Agreement N610TW, dated January 27, 1995, between Owner Trustee and TWA, as amended, covering the Aircraft.

               "Lessor Liens" means liens arising as a result of (i) claims or judgments against Owner Trustee in its individual capacity not related to the transactions contemplated by the Trust Agreements or by any Lease; or (ii) acts or omissions of Owner Trustee not related to the transactions contemplated by the Trust Agreement or by any Lease or not permitted under the Trust Agreement or under any Lease; or (iii) taxes imposed against Owner Trustee in its individual capacity (x) based on or measured by compensation paid to the Owner Trustee for serving as Owner Trustee under the Trust Agreement or (y) not related to the transactions contemplated by the Trust Agreement or by any Lease.

               "Manufacturer" means The Boeing Company.

               "Part" means any part, component, appliance, accessory, instrument, communications equipment, furnishing, module, equipment furnished by the Owner Trustee or other item of equipment (other than complete Engines or engines) installed in or attached to the Airframe or any Engine.

               "Participants" means Norddeutsche Landesbank GZ, Credit Foncier de France, A/S Bergens Skillingbank, Fernwood Associates, L.P., Fernwood Restructurings Ltd., Fernwood Foundation Fund, L.P., Fernwood Total Return Holdings Ltd., Hour, LLC, Lazard Freres & Co. LLC, and Mackay-Shields Financial Corporation, as investment advisor to Vulcan Materials Company Master Trust High Yield Account, The Brown & Williamson Master Retirement Trust, Highbridge Capital Corporation, Mainstay VP Series Fund, Inc., On Behalf of its High Yield Corporate Bond Fund Portfolio, The Mainstay Funds, On Behalf of its High Yield Corporate Bond Fund Series and Police Officers Pension System of the City of Houston, and any of their respective successors or assigns under the Participation Agreement.

               "Participation Agreement" means the Agreement Among Participants dated as of January 24, 1995 among CL/PK Airfinance and certain of the Participants.

               "Person" means any individual, firm, partnership, joint venture, trust, corporation, Government Entity, committee, department, authority or any body, incorporated or unincorporated, whether having distinct legal personality or not.

               "Sale" means the tender for sale of the Aircraft by the Owner Trustee to TWA and TWA's purchase of the Aircraft from the Owner Trustee in accordance with this Sale Agreement.

               "Sale Agreement" means this Aircraft Sale and Note Purchase Agreement, together with all Exhibits and Annexes hereto.

               "Securities" has the meaning set forth in Section 4.03.

               "Security Interest" means any encumbrance or security interest whatsoever, however and wherever created or arising including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, charge, encumbrance, lease, lien, statutory or other right in rem, hypothecation, title retention, attachment, levy, claim or right of possession or detention.

               "State of Registration" means the United States of America.

               "TBT Lease" means each of (1) the Qualified Leased Property Lease dated December 22, 1983 between USAir Group, Inc. and Trans World Airlines, Inc. with respect to aircraft model 767-231 bearing manufacturer's number 22571 and the other equipment described therein, (2) the Qualified Leased Property Lease dated December 22, 1983 between USAir Group, Inc. and Trans World Airlines, Inc. with respect to aircraft model 767-231 bearing manufacturer's number 22573 and the other equipment described therein, and (3) the Qualified Leased Property Lease dated October 28, 1983 between Gordon Food Service, Inc. and Trans World Airlines, Inc. with respect to aircraft model 767-231 bearing manufacturer's number 22572 and the other equipment described therein, as such leases may have been amended through any relevant date.

               "TBT Lessor" means the Person designated as Lessor in each TBT Lease.

               "Total Loss of an Aircraft" means the destruction, damage beyond repair, or permanent rendering unfit for normal use for any reason whatsoever of any of the Aircraft, or the constructive total loss of any of the Aircraft.


                                   ARTICLE 3
                            Place and Date of Sale

Section 3.01. Place of Delivery of Aircraft. Subject to the terms and conditions hereof, the Owner Trustee will deliver the Aircraft for sale to TWA on the Closing Date at such locations as are mutually agreeable to the parties. Notwithstanding the foregoing, any required ferrying of the Aircraft to the place of delivery shall be the obligation of and at the expense of TWA, as provided in the Leases.

               Section 3.02 Scheduled Closing Date. TWA shall give the Owner Trustee two Business Days' notice by telephone (confirmed in writing) or by facsimile of the date on which the Sale is scheduled to occur (the date such Sale actually occurs being the "Closing Date"). In no event shall the Closing Date be later than April 20, 1998 without the consent in writing of the Owner Trustee.

               Section 3.03. Total Loss of Aircraft Prior to Sale. If a Total Loss of an Aircraft occurs prior to the Sale, then neither party will have any further liability to the other arising from this Sale Agreement with respect to such Aircraft.



                                   ARTICLE 4
                                  Sale Price

Section 4.01. Sale Price. On the Closing Date, provided TWA has met all of its obligations under this Sale Agreement, the Beneficiary will instruct the Owner Trustee to, and the Owner Trustee will, sell the Aircraft to TWA, and TWA will purchase the Aircraft from the Owner Trustee for the sum of Seventy-Five Million U.S. Dollars (US$75,000,000 ) (Twenty-Five Million U.S. Dollars (US$25,000,000) per Aircraft) (the "Sale Price"), payable by delivery of Securities, as hereinafter provided; provided that the Sale Price shall be reduced by U.S. $25,000,000 for each Aircraft as to which there occurs a Total Loss between the date hereof and the Closing Date.

               Section 4.02. Payment of Sale Price. Subject to the adjustments described in Section 4.01, at the time of TWA's purchase of the Aircraft from Owner Trustee on the Closing Date, TWA will issue to Owner Trustee the following securities as payment of the Sale Price:

                                                    Initial Aggregate
Securities                                          Principal Amount
11 3/8% Senior Secured Notes due 2003                US$ 43,200,000
Mandatory Conversion Equity Notes due                US$ 31,800,000
1999

               Section 4.03. Description of the Notes and the Equity Notes. The Securities which TWA shall issue in payment of the Sale Price shall consist of $43,200,000 aggregate principal amount of its 11 3/8% Senior
Secured Notes due 2003 (the "Notes") and $31,800,000 aggregate principal amount of its Mandatory Conversion Equity Notes due 1999 (the "Equity Notes" and, together with the Notes, the "Securities"). In the event of a Total Loss of an Aircraft between the date hereof and the Closing Date, the aggregate principal amount of Notes and Equity Notes to be issued on the Closing Date shall be reduced by $14,400,000 and $10,600,000, respectively, for each Aircraft subject to such Total Loss, in accordance with Sections 3.03 and 4.01.

           (a) The Notes will be issued pursuant to an indenture in form and substance satisfactory to TWA and the Owner Trustee (the "Notes Indenture"), dated as of the Closing Date between TWA and First Security Bank, National Association (in such capacity, the "Notes Trustee").

               The Notes will be secured by a first priority security interest in (among other things) all of TWA's right, title and interest in (i) the Airframes and (ii) the Engines, each pursuant to the Aircraft Mortgage and Security Agreement dated as of the Closing Date between TWA and the Notes Trustee (the "Notes Security Agreement") and the Mortgage Supplements referred to therein (the "Notes Mortgage Supplements"), each in form and substance satisfactory to TWA and the Owner Trustee. The Aircraft, the Engines and the other Collateral covered by (and as defined in) the Notes Security Agreement are referred to herein as the "Collateral."

           (b) The Equity Notes will be issued pursuant to an indenture in form and substance satisfactory to TWA and the Owner Trustee (the "Equity Notes Indenture" and, together with the Notes Indenture, the "Indentures"), dated as of the Closing Date between TWA and First Security Bank, National Association (in such capacity, the "Equity Notes Trustee" and, together with the Notes Trustee, the "Trustee").

               The Equity Notes will be secured by a second priority security interest in all of TWA's right, title and interest in the Collateral, up to an aggregate principal amount of US$24,300,000, pursuant to the Aircraft Second Mortgage and Security Agreement dated as of the Closing Date between TWA and the Equity Notes Trustee (the "Equity Notes Security Agreement" and, together with the Notes Security Agreement, the "Security Agreements") and the Mortgage Supplements referred to therein (the "Equity Notes Mortgage Supplements" and, together with the Notes Mortgage Supplements, the "Mortgage Supplements"), each in form and substance satisfactory to TWA and the Owner Trustee, provided, however, that if, on the Business Day immediately succeeding the Closing Date the holders of the Equity Notes (other than the Placement Agent (as defined below)) do not include at least one of the Owner Trustee, the Beneficiary, a Participant or an affiliate of any Participant, then the Equity Notes shall automatically, without any further act or deed, become unsecured obligations of TWA and shall rank junior in priority to all secured indebtedness of TWA and pari passu with all unsecured indebtedness of TWA, in each case whether such indebtedness is existing on the Closing Date or thereafter incurred, and the Equity Notes Trustee shall be authorized to enter into or execute and deliver such agreements, instruments or other documents as may be reasonably requested by (and at the cost and expense of) TWA to evidence or confirm the release of liens on the Collateral or such subordination of the Equity Notes.

               The Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and, prior to the date which is two years after the later of the Closing Date and the last date on which TWA or any affiliate of TWA was the owner of the Securities, may be resold only if registered pursuant to the provisions of the Securities Act or (i) to TWA, (ii) in the case of the Notes only, to qualified institutional buyers (within the meaning of Rule 144A, ("Rule 144A") under the Securities
Act) ("Qualified Institutional Buyers") in reliance upon Rule 144A, (iii) to institutional "accredited investors" (within the meaning of Rule 501 under the Securities Act) ("Institutional Accredited Investors"), (iv) to certain persons outside the United States in reliance on Regulation S under the Securities Act ("Regulation S") or (v) pursuant to any other available exemption from the registration requirements of the Securities Act. Upon issuance of the Securities on the Closing Date and until such time as the Company deems that it is no longer required under the Securities Act, the certificates representing the Securities shall bear the legend set forth in Annex A.

               Holders (including subsequent transferees) of the Notes and the Equity Notes will have the registration rights set forth in the respective Registration Rights Agreements (defined below) to be dated as of the Closing Date, among TWA, the Owner Trustee and the Placement Agent, each in form and substance satisfactory to TWA and the Owner Trustee. Pursuant to the Registration Rights Agreement relating to the Notes (the "Notes Registration Rights Agreement"), TWA will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act registering an issue of a series of senior secured notes (the "Exchange Notes") identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) to be offered in exchange for the Notes (the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Notes Shelf Registration Statement") with respect to resales of certain of the Notes, including the Private Exchange Notes (as defined). Following the consummation of the Exchange Offer, in the event the Placement Agent continues to hold Notes acquired in payment of the Placement Fee (as defined), and upon receipt of written request from the Placement Agent, the Company shall issue and deliver to the Placement Agent (the "Private Exchange Offer") senior secured notes identical in all material respects to the Notes (the "Private Exchange Notes"). Pursuant to the Registration Rights Agreement relating to the Equity Notes (the "Equity Notes Registration Rights Agreement" and, together with the Notes Registration Rights Agreement, the "Registration Rights Agreements") TWA will agree to file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Equity Shelf Registration Statement") registering resales of the shares of TWA's common stock, par value $.01 per share (the "Common Stock"), issuable upon conversion of the Equity Notes.

               This Sale Agreement, the Indentures, the Security Agreements, the Mortgage Supplements and the Registration Rights Agreements, are referred to herein collectively as the "Operative Documents".

               Section 4.04. Delivery and Payment. Subject to the terms and conditions hereof, delivery of the Securities shall be made to the Owner Trustee, against transfer of title to the Aircraft in a manner satisfactory to the parties (the "Closing"), at the office of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004 (the "Closing Location"), at 10:00 a.m., New York City time, on the Closing Date.

               The Owner Trustee authorizes and directs that US$1,728,000 aggregate principal amount of Notes and US$1,272,000 aggregate principal amount of Equity Notes (collectively, the "Placement Fee Securities") be deducted from the principal amount of Notes and Equity Notes issued to the Owner Trustee on the Closing Date in payment of the Sale Price and that such Placement Fee Securities be reissued and delivered in the name of Lazard Freres & Co. LLC (the "Placement Agent") in payment of the placement agency fee (the "Placement Fee") payable to the Placement Agent pursuant to a Placement Agreement dated as of the date hereof between the Placement Agent and TWA. In this regard, the Owner Trustee acknowledges that the Placement Agent, in addition to acting as placement agent for TWA, has acted in the following capacities and/or engaged in the following activities: (i) acted as financial advisor to TWA, (ii) acted as the initial purchaser in connection with several offerings under Rule 144A and/or Regulation S of the Securities Act of debt securities and convertible exchangeable preferred stock of TWA, (iii) acted as a market maker in TWA securities, (iv) purchased as a principal approximately 68% of the debt and equity participation interests from certain original participants under the Participation Agreement, sold a portion of such interests outright and/or through participations to certain of the Participants and entered into agreements with three other original participants to purchase the remaining debt and equity participation interests under the Participation Agreement and any distributions related thereto, the closing of which is expected to occur in May, 1998, (v) engaged in trading activities for certain of the Participants, (vi) participated in discussions with CL/PK Airfinance and certain other Participants in connection with the attempted but since suspended negotiation of the amount of the advisory fee due to CL/PK Airfinance under the Participation Agreement and (vii) agreed to reimburse Credit Lyonnais for certain liabilities related to drawings, if any, under letters of credit issued or confirmed by Credit Lyonnais in connection with the TBT Leases. As a result of acting in such capacities and engaging in such activities, the Placement Agent may have interests adverse to, or that conflict with, the interests of the Owner Trustee, in the Sale in exchange for Securities. The Owner Trustee hereby waives any claim of conflict or adverse interest against the Placement Agent arising as a result of the roles and activities of the Placement Agent described in the second preceding sentence; provided that the Owner Trustee does not waive any claims arising as a result of (i) the sale by the Placement Agent to any of the Participants of a participation or other interest in the Beneficiary,
(ii) the joint and several liability of the Participants to indemnify or reimburse CL/PK Airfinance under the Participation Agreement or (iii) actions occurring prior to the earliest date upon which one of the Participants first purchased from the Placement Agent a participation or other interest in the Beneficiary.

               The Owner Trustee further authorizes and directs that the advisory fee payable to CL/PK Airfinance pursuant to the Participation Agreement (the "Advisory Fee") be paid in Securities with an aggregate principal amount equal to the Advisory Fee (such Securities to be comprised of 57.6% Notes and 42.4% Equity Notes and hereinafter referred to collectively as the "Advisory Fee Securities") and that such Advisory Fee Securities be deducted from the principal amount of the Notes and Equity Notes issued to the Owner Trustee on the Closing Date in payment of the Sale Price and that such Advisory Fee Securities be reissued and delivered in the name of CL/PK Airfinance in payment of the Advisory Fee.

               On the Closing Date, after giving effect to payment of the Placement Fee to the Placement Agent and the Advisory Fee to CL/PK Airfinance as provided in the first and second immediately preceding paragraphs, and subject to the other provisions of this Section 4.04 set forth below, the Beneficiary shall (a) cause the Owner Trustee to transfer Securities to the Beneficiary in a principal amount equal to the proportional interest in the aggregate principal amount of Securities outstanding of the Participants from whom the Owner Trustee has received an Investor Letter (as defined), in the form of Annex B or Annex C, on or prior to the Closing Date, (b) the Beneficiary shall transfer such Securities to CL/PK Airfinance and (c) CL/PK Airfinance shall distribute such Securities to the relevant Participants as required by Section 4(b) of the Participation Agreement; provided that the transfers of the Securities by the Owner Trustee to the Beneficiary, by the Beneficiary to CL/PK Airfinance and by CL/PK Airfinance to each Participant shall, in each case, be made in compliance with the applicable provisions of
Section 12.03 hereof, including the due execution and delivery of the appropriate Investor Letter as provided below.

               At the Closing, TWA shall deliver one security evidencing the Notes in definitive fully registered form in the principal amount of $43,200,000 registered in the name of the Owner Trustee (the "Initial Definitive Note") and one Global Note (as defined) in the principal amount of $0. The Initial Definitive Note and the Global Note together shall comprise the aggregate principal amount of Notes outstanding. Notes subsequently transferred to the Placement Agent, the Beneficiary, CL/PK Airfinance and the Participants shall also be in definitive fully registered form and in such denominations and registered in such names as the Owner Trustee, the Placement Agent, the Beneficiary, CL/PK Airfinance and the Participants may request in a written notice delivered to TWA on or prior to the day immediately preceding the Closing Date. Notes shall be delivered on the Closing Date pursuant to the instructions of each of the Persons listed in the preceding sentence following receipt by the Owner Trustee on or prior to the Closing Date of an Investor Letter executed by each such Person (except for the Owner Trustee), substantially in the form of Annex B hereto.

               Any Notes subsequently transferred to Institutional Accredited Investors that are not Qualified Institutional Buyers or sold pursuant to Regulation S under the Securities Act shall be issued in definitive fully registered form (the "Definitive Notes"), and in such denominations and registered in such names as such transferee may request in accordance with the provisions of the Indenture. On or prior to the Closing Date, TWA shall have delivered to The Depository Trust Company ("DTC") a global certificate (the "Global Note") registered in the name of Cede & Co., the nominee of DTC, in an aggregate principal amount of $0. Upon transfer of Definitive Notes from the Participants or any subsequent holder in accordance with Rule 144A to a Qualified Institutional Buyer, such Definitive Notes may be exchanged for a beneficial interest in the Global Note. The interest of such beneficial owners will be represented by book entries on the records of DTC and participating members thereof.

               At the Closing, TWA shall deliver a single security representing the $31,800,000 aggregate principal amount of Equity Notes. All Equity Notes shall be issued in definitive fully registered form ("Definitive Equity Notes") and in such denominations and registered in such names as the Owner Trustee, the Placement Agent, the Beneficiary, CL/PK Airfinance and the Participants and any subsequent holders thereof may request in a written notice delivered to TWA on or prior to the day immediately preceding the Closing Date. Equity Notes shall be delivered on the Closing Date pursuant to the instructions of each of the Persons listed in the preceding sentence following receipt by the Owner Trustee on or prior to the Closing Date of an Investor Letter executed by each such person (except for the Owner Trustee), substantially in the form of Annex C hereto. The Initial Definitive Note, Definitive Notes, the Global Note and any Definitive Equity Notes shall bear the legend relating thereto set forth in Annex A. For the purpose of expediting the checking and packaging of certificates for the Notes and Equity Notes, TWA agrees to make such certificates available for inspection on the day prior to the Closing Date at the offices of Lazard Freres & Co. LLC, 120 Broadway, Room 851, New York, New York 10271.

               The documents to be delivered at the Closing by or on behalf of the parties hereto pursuant to Article 7 hereof, including the cross-receipt for the Notes and the Equity Notes, will be delivered at the Closing Location. A meeting will be held at the Closing Location at 2:00 p.m. New York City time on the Business Day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

               The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Securities by TWA to the Owner Trustee shall be borne by TWA. TWA will pay and save the Owner Trustee and any subsequent holder of Notes or Equity Notes harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Owner Trustee of the Securities or transfers of the Securities to other Persons contemplated hereby on the Closing Date.


                                   ARTICLE 5
                     Representations and Warranties of TWA

Section 5.01. Representations and Warranties of TWA. TWA represents and warrants to the Owner Trustee, the Beneficiary, the Placement Agent, CL/PK Airfinance and each Participant that acquires Securities on the Closing Date the following:

           (a) A private placement memorandum dated April 9, 1998 has been prepared by TWA in connection with the offering of the Notes (together with all information incorporated by reference therein, the "Notes Private Placement Memorandum"). TWA has also prepared a private placement memorandum dated April 9, 1998 in connection with the offering of the Equity Notes (together with all information incorporated by reference therein, the "Equity Notes Private Placement Memorandum" and, together with the Notes Private Placement Memorandum, the "Private Placement Memoranda"). The Private Placement Memoranda and any amendments or supplements thereto did not, as of their respective dates, and the Private Placement Memoranda and any amendments or supplements thereto, including the financial statements included or incorporated by reference therein (prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except as otherwise specified therein), will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. TWA has not distributed or caused the distribution of any offering material in connection with the offering or sale of the Securities other than the Notes Private Placement Memorandum and the Equity Notes Private Placement Memorandum.

           (b) When the Notes are issued and delivered pursuant to this Sale Agreement, they will not be of the same class (within the meaning of Rule
144A) as any securities of TWA which are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a United States automated inter-dealer quotation system.

           (c) None of TWA or any of its affiliates, or any person acting on its or their behalf, has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Securities, and TWA and its affiliates and all persons acting on its or their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States.

           (d) Neither TWA nor any of its affiliates or any person acting on its behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act; and neither TWA nor any affiliate (as defined in Rule 501(b) under the Securities Act) of TWA has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities
Act) which is or will be integrated with the sale of the Notes or the Equity Notes in a manner that would require the registration of the Notes or the Equity Notes under the Securities Act.

           (e) Assuming that the representations and warranties of the Owner Trustee in Article 12, and of the Beneficiary, CL/PK Airfinance, the Placement Agent and each Participant that acquires Securities on the Closing Date in the Investment Letters delivered in satisfaction of the condition specified in
Section 7.01(g) hereof are true, and assuming compliance with the covenants and agreements set forth in Section 12.03 and in such Investment Letters, it is not necessary in connection with the offer, issuance and delivery of the Securities to the Owner Trustee, or the transfer on the Closing Date of the Securities to the Placement Agent, the Beneficiary, CL/PK Airfinance or the Participants, in each case in the manner contemplated by, and in accordance with the terms and provisions of, this Sale Agreement and in such Investment Letters, to register such offer, sale or transfer of the Notes or the Equity Notes under the Securities Act or to qualify either of the Indentures under the Trust Indenture Act of 1939, as amended (the "Indenture Act").

           (f) TWA is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. TWA has full power and authority to conduct all the activities conducted by it, to own or lease and operate all the assets owned or leased by it (including, without limitation, the Collateral) and to conduct its business as described in the Private Placement Memoranda. TWA is duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it (including, without limitation, the Collateral) makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing would not individually or in the aggregate have a material adverse effect on the business, properties or financial condition of TWA and its subsidiaries taken as a whole or on the enforceability by the holders of the Notes or the Equity Notes of the aforesaid security interest in the Collateral (a "Material Adverse Effect"); and to the best knowledge of TWA, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority, license or qualification. TWA has no subsidiaries which are "significant subsidiaries" within the meaning of Regulation S-X under the Securities Act.

           (g) TWA has an authorized capitalization as set forth in the Private Placement Memoranda and the authorized capital stock of TWA conforms to the statements relating thereto contained in the Private Placement Memoranda. All of the issued shares of capital stock of TWA have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as disclosed in the Private Placement Memoranda, TWA does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity which would constitute a "significant subsidiary" within the meaning of Regulation S-X or would otherwise be material to the purchase of the Notes or the Equity Notes by the Owner Trustee. Complete and correct copies of the certificate of incorporation and of the by-laws of TWA and all amendments thereto have been delivered to the Owner Trustee, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

           (h) TWA and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns that are required to be filed, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Private Placement Memoranda, TWA and its subsidiaries have paid all taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties and interest) due or claimed to be due thereon that are due and payable, other than tax deficiencies which (i) TWA is contesting in good faith and for which TWA has provided adequate reserves in accordance with U.S. generally accepted accounting principles applied on a consistent basis or (ii) the failure to duly and timely pay would not have a Material Adverse Effect. There is no tax deficiency or actual or proposed tax assessment that has been asserted against TWA that would have, individually or in the aggregate, a Material Adverse Effect. TWA is not aware of any reasonable basis for the imposition of any material additional tax assessment against TWA for any taxable period ending on or before the date hereof.

           (i) Except as disclosed in the Private Placement Memoranda, TWA does not have outstanding any options to purchase, warrants, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts, arrangements or commitments to issue or sell, shares of its capital stock or any such options, warrants, rights, convertible securities or obligations. Neither the execution and delivery of the Sale Agreement nor the issuance of the Securities on the Closing Date pursuant hereto to the Owner Trustee, the Beneficiary, the Placement Agent, CL/PK Airfinance or the Participants will render Owner Trustee, the Beneficiary, the Placement Agent, CL/PK Airfinance or any of the Participants an "Acquiring Person" or otherwise entitle the holders of rights (the "Rights") of TWA entitling the holder to purchase one one-hundredth of a share of TWA's Series A Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") to exercise such Rights. The description of TWA's stock option and other stock plans or arrangements, including TWA's Employee Stock Incentive Program (the "ESIP") and the Key Employee Stock Incentive Program (the "KESIP"), and the options or other rights granted and exercised thereunder, and of the Rights, set forth in the Private Placement Memoranda accurately and fairly describe in all material respects the terms of such plans, arrangements, options and rights. The shares of Common Stock reserved for issuance pursuant to the ESIP and the KESIP and upon conversion of all outstanding convertible securities, and upon exercise of outstanding warrants or options to purchase Common Stock are sufficient in number to meet all issuance, conversion and exercise requirements and have been duly and validly authorized and reserved for issuance pursuant to stock plans or upon conversion or exercise of such securities and, upon issuance in accordance with the terms of such securities or plans, will be duly and validly issued and fully paid and non-assessable and free of preemptive rights.

           (j) The financial statements and schedules included in or incorporated by reference into the Private Placement Memoranda present fairly the consolidated financial condition of TWA as of the respective dates thereof and the consolidated results of operations and cash flows of TWA for the respective periods covered thereby, all in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise set forth in the financial statements (or notes thereto) contained in or incorporated by reference into the Private Placement Memoranda. The selected and summary financial and statistical and operating data included in the Private Placement Memoranda present fairly the information shown therein and, to the extent applicable, have been compiled on a basis consistent with the audited financial statements presented, or incorporated by reference, therein. KPMG Peat Marwick LLP (the "Accountants"), who have reported on the financial statements and schedules included in or incorporated by reference into the Private Placement Memoranda, are independent accountants with respect to TWA as required by the Exchange Act and the rules and regulations promulgated thereunder (the "Exchange Act Rules and Regulations").

           (k) Subsequent to the respective dates as of which information is given in the Private Placement Memoranda and prior to the Closing Date, except as set forth in or contemplated by the Private Placement Memoranda, there has not been (i) any change in the capital stock (other than changes attributable to (w) shares of Common Stock issuable upon conversion of the 8% Cumulative Convertible Exchangeable Preferred Stock (the "8% Preferred Stock") or the 9 1/4% Cumulative Convertible Exchangeable Preferred Stock (the "9 1/4% Preferred Stock"), (x) shares of Common Stock issuable upon the exercise of presently outstanding stock options and other options to be granted under the KESIP, ESIP and 1995 Outside Directors' Stock Ownership and Stock Option Plan in accordance with the terms thereof, (y) shares of Common Stock issuable pursuant to the exercise of warrants outstanding as of the date hereof, the conversion of shares of IFFA Preferred Stock, par value $.01 per share (the "IFFA Preferred Stock"), ALPA Preferred Stock, par value $.01 per share (the "ALPA Preferred Stock") and IAM Preferred Stock, par value $.01 per share (the "IAM Preferred Stock", and, together with the IFFA Preferred Stock and the ALPA Preferred Stock, the "Employee Preferred Stock"), and (z) securities issuable pursuant to registrations by TWA on Form S-8 or any successor thereto), or long term debt of TWA, or any change or development in the business, properties, business prospects, condition (financial or otherwise) or results of operations of TWA and its subsidiaries which has caused, or is reasonably expected to cause, a Material Adverse Effect (it being agreed that the execution and delivery of agreements for TWA's purchase or lease of 24 MD-83 aircraft, which are the subject of letters of intent referred to in the Private Placement Memoranda, and for the financing of such purchases and leases shall not be considered to have a Material Adverse Effect), arising for any reason whatsoever, (ii) neither TWA nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions other than pursuant to this Sale Agreement and the transactions referred to herein, and (iii) TWA has not paid or declared any dividends or other distributions of any kind on any class of its capital stock or made any redemption or repurchases of any shares thereof, except for the payment of dividends on the 8% Preferred Stock or the 9 1/4% Preferred Stock.

           (l) No consent, approval, authorization or order of, or any filing or declaration with or notice to, any court or governmental agency or body, including, without limitation, the United States Department of Transportation or the FAA, is required in connection with (i) the Sale, (ii) the valid authorization, issuance, transfer, sale or delivery of the Notes and the Equity Notes by TWA to the Owner Trustee and the transfers on the Closing Date of the Notes and the Equity Notes by the Owner Trustee to the Beneficiary and the Placement Agent, by the Beneficiary to CL/PK Airfinance and by CL/PK
Airfinance to the Participants in the manner contemplated by, and in accordance with the terms of, this Sale Agreement, (iii) the execution, delivery and performance by TWA of the Operative Documents, (iv) the taking by TWA of any action contemplated by the Operative Documents or under the Notes or the Equity Notes (including without limitation the Exchange Offer and the filing of the Equity Shelf Registration Statement, respectively) or (v) the creation of the aforesaid security interest in the Collateral, except (w) for any filing or recording that may be required under the FARs and except for filing the Bill of Sale (as defined below) with the FAA in connection with the Sale, (x) as may be required with respect to the Registration Rights
Agreements under the Securities Act, the rules and regulations promulgated under the Securities Act (the "Securities Act Rules and Regulations"), the Indenture Act, the rules and regulations under the Indenture Act (the "Indenture Act Rules and Regulations"), the securities or blue sky laws of the various states and (y) as described in subsection (s) of this Section 5.1 with respect to the Collateral.

           (m) Except as disclosed in the Private Placement Memoranda, each of TWA and its subsidiaries (i) has complied with all laws, regulations and orders, federal, state or foreign, applicable to it or its business and performed all of its obligations required to be performed by it, and (ii) is not in default, and no event has or will have occurred that with the giving of notice or the passage of time or both, would constitute a default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract, joint venture agreement, or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which it or its property (including without limitation the Collateral) is bound or affected, other than in the case of either clause (i) or (ii), such failures to comply or perform or defaults that, singly and in the aggregate, do not have a Material Adverse Effect. There is no material contract or other agreement of a character required to be described in the Private Placement Memoranda which is not described therein. All material contracts or other agreements to which TWA or any of its subsidiaries is a party have been duly authorized, executed and delivered by TWA or such subsidiary, constitute valid and binding agreements of TWA or such subsidiary and are enforceable against TWA or such subsidiary in accordance with the terms thereof, subject to the effect of bankruptcy, insolvency and reorganization and other laws of general applicability, relating to and affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or in law). Except as disclosed in the Private Placement Memoranda, to the best knowledge of TWA and each of its subsidiaries, no other party under any contract or other agreement to which TWA or any such subsidiary is a party is in default in any respect thereunder other than defaults that, singly and in the aggregate, do not have a Material Adverse Effect. TWA is not in violation of any provision of its certificate of incorporation or by-laws.

           (n) Except as does not or could not reasonably be expected to have a Material Adverse Effect, each of TWA and its subsidiaries now holds all certificates, licenses, consents, orders, permits and other authorizations issued by the appropriate local, state, federal or foreign regulatory agencies or bodies that are necessary to the conduct of its business as now conducted and as contemplated in the Private Placement Memoranda to be conducted and to operate its properties (including without limitation the Collateral) and (except as are described in Section 5.1(l) are necessary to the execution, delivery and performance of this Sale Agreement and the other Operative Documents, all of which are valid and in full force and effect, and there is no proceeding pending (or, to the best knowledge of TWA, threatened or contemplated) which could reasonably be expected to cause any such certificate, license, consent, order, permit or other authorization to be withdrawn, canceled, modified, suspended or not renewed.

           (o) The Securities and the Collateral conform in all material respects to the description thereof in the respective Private Placement Memoranda.

           (p) The Operative Documents have been duly authorized by TWA; this Sale Agreement has been, and on the Closing Date each of the other Operative Documents will have been, duly executed and delivered by TWA. This Sale Agreement constitutes, and each of the other Operative Documents will, on the Closing Date, constitute, a valid and binding obligation of TWA, enforceable against TWA in accordance with its terms, subject in each case to the effect of bankruptcy, insolvency and reorganization and other laws of general applicability relating to and affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law), and each conforms to the description thereof contained in the respective Private Placement Memoranda.

           (q) The Notes, the Exchange Notes, the Private Exchange Notes and the Equity Notes have been duly and validly authorized by TWA and, when authenticated by the Notes Trustee or the Equity Notes Trustee, as applicable, and issued and delivered in accordance with this Sale Agreement or the Notes Registration Rights Agreement, as applicable, and the applicable Indenture, will have been duly and validly executed, authenticated, issued and delivered, will constitute valid and binding obligations of TWA enforceable against TWA in accordance with their respective terms, subject to the effect of bankruptcy, insolvency and reorganization and other laws of general applicability relating to and affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law), and will be entitled to the benefits provided by the applicable Indenture and the Security Agreements.
Upon consummation of the Exchange Offer, the Notes Indenture will comply with all applicable provisions of the Indenture Act, and the Indenture Act Rules and Regulations.

           (r) The shares of Common Stock into which the Equity Notes are convertible have been duly and validly authorized by TWA and, when issued and delivered upon conversion of the Equity Notes will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof included under "Description of Capital Stock" in the Private Placement Memoranda.

           (s) On the Closing Date, the Notes Security Agreement will create a valid lien on and first priority perfected security interest in all of TWA's right, title and interest in the Collateral securing the payment of the Notes in accordance with the terms thereof and the Company's other Obligations under, and as defined in, the Notes Security Agreement, and the Equity Notes Security Agreement will create a valid lien on and a second priority perfected security interest in all of TWA's right, title and interest in the Collateral securing the payment of the Equity Notes in accordance with the terms thereof and the Company's other Obligations under, and as defined in, the Equity Notes
Security Agreement, and, except as permitted by the Security Agreements, the Collateral will be free and clear of all liens, encumbrances, charges, claims and security interests. No filings, recordings or other actions are required in order to perfect the liens created by the Security Agreements except for the filings or recordings which on or before the Closing Date have been duly made (or, to the extent acceptable to the Owner Trustee, in its sole discretion, which will be made promptly after the Closing Date) with respect to the Collateral with appropriate state and local Uniform Commercial Code filing offices and except for the filing of the Security Agreements and the Mortgage Supplements with the FAA pursuant to Title 49 of the United States Code, as amended, and the regulations promulgated pursuant thereto (the "Transportation Code"), which filing will be made concurrently with the Closing.

           (t) TWA has full right, power and authority to enter into each of the Operative Documents and to consummate the transactions contemplated thereby, including, without limitation, the Sale and the creation of the respective valid, perfected security interests in the Collateral. The execution and delivery by TWA of the Operative Documents, the Notes and the Equity
Notes, the consummation of the transactions contemplated thereby and the compliance by TWA with the terms, conditions or provisions thereof do not and will not result in the creation or imposition of any lien, claim, charge, security interest or encumbrance upon any of the assets of TWA or any of its subsidiaries (except pursuant to the Operative Documents as disclosed in the Private Placement Memoranda) pursuant to the terms or provisions of, or result (with the giving of notice, the passage of time, or both) in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of their respective obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of TWA or any of its subsidiaries, any contract or other agreement to which TWA or any of its subsidiaries is a party or by which TWA or any of its subsidiaries or any of their respective properties (including, without limitation, the Collateral) is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties (including, without limitation, the Collateral) of TWA or any of its subsidiaries. No holder of securities of TWA, other than holders of the Notes and the Equity Notes, has rights to the registration of any securities of TWA because of the execution, delivery or performance by TWA of this Sale Agreement or the Registration Rights Agreements.

           (u) TWA is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor is TWA an "open-end investment trust," "unit investment trust" or "face-amount certificate company" that is or is required to be registered under Section 8 of the Investment Company Act.

           (v) Except as set forth in the Private Placement Memoranda or as disclosed by the Participants, there are no actions, suits or proceedings pending or, to the best knowledge of TWA, threatened or contemplated against or affecting TWA or any of its subsidiaries or any of their respective officers or directors in their capacity as such or any of their respective property or assets (including the Collateral), before or by any local, state, federal or foreign court, commission, regulatory body, administrative agency or other governmental body, (i) wherein an unfavorable ruling, decision or finding, either singly or in the aggregate, is reasonably likely to have a Material Adverse Effect, or (ii) which, if adversely determined, would prevent consummation of the transactions contemplated hereby or by the other Operative Documents or which is required to be disclosed in the Private Placement Memoranda. All pending legal or governmental proceedings in the aggregate to which TWA or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Private Placement Memoranda, including ordinary routine litigation incidental to the business, are (considered in the aggregate) not material to TWA and its subsidiaries taken as a whole.

           (w) TWA has good and marketable title to the properties and assets described in the Private Placement Memoranda as owned by it (including without limitation the Collateral). TWA and its subsidiaries each has valid, subsisting and enforceable leases for the properties described in the Private Placement Memoranda as leased or subleased by it, with such exceptions as are not material and do not materially interfere with the uses made and proposed to be made of such properties by TWA and its subsidiaries, and neither TWA nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of TWA or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises. Except as set forth in the Private Placement Memoranda, TWA owns or leases all such properties as are necessary to its business as currently conducted or as proposed to be conducted.

           (x) No statement, representation, warranty or covenant made by TWA in this Sale Agreement or any Operative Document or made in any certificate or document required by this Sale Agreement or any Operative Document to be delivered by TWA or any officer thereof is inaccurate, untrue or incorrect in any material respect.

           (y) Neither TWA nor any of its directors, officers or controlling persons has taken, or will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Notes or the Equity Notes.

           (z) TWA has, to the extent applicable, complied, and until the completion of the distribution of the Securities will, to the extent applicable, comply, with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and Regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Securities.

          (aa) Except as set forth in the Private Placement Memoranda, (i) TWA and each of its subsidiaries are in compliance in all material respects with all Environmental Laws (as defined below) which are applicable to their business and have received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, and (ii) to the best knowledge of TWA and its subsidiaries, there are no past or present actions, conditions, events, circumstances or practices, including, without limitation, the release of any Hazardous Substance (as defined below), that could reasonably be expected to form the basis of any claim under any Environmental Law against TWA or any of its subsidiaries which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The term "Environmental Law" means the common law and any federal, state, local or foreign law, rule or regulation, code, order, decree, judgment or injunction, issued, promulgated, approved or entered thereunder relating to pollution or protection of public or employee health or the environment and any other laws relating to (i) releases of any Hazardous Substance into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, presence or handling of any Hazardous Substance, or (iii) underground storage tanks and related piping, and releases therefrom. The term "Hazardous Substance" means any pollutant, contaminant, chemical, hazardous material, or industrial, toxic or hazardous substance or waste (including, without limitation, petroleum or any petroleum product) regulated by or the subject of any Environmental Law.

          (ab) TWA and all corporations, trades or businesses within the same controlled group of corporations as, or under common control with, TWA (within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code of 1986, as amended (the "Code")) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA") and all Plans (as defined below) are in compliance in all material respects with all applicable provisions of ERISA and the Code; and TWA does not maintain and is not required to make contributions to any Plan that is subject to the minimum funding standard of
Section 302 of ERISA or Section 412 of the Code or that is subject to Title IV of ERISA, except for the Plans that are the subject of the Settlement Agreement dated as of January 5, 1993 among TWA, the Icahn Entities (as defined in the Private Placement Memoranda), the Pension Benefit Guaranty Corporation and others. As used herein, "Plan" means any qualified plan maintained by TWA or by a member of TWA's "controlled group" as defined in
Section 414(b), (c), (m) or (o) of the Code.

          (ac) TWA is a "reporting issuer" as defined in Rule 902(l) of Regulation S promulgated under the Securities Act.

          (ad) TWA and its subsidiaries maintain insurance with respect to their properties and businesses of the types and in amounts generally deemed adequate by TWA for their businesses and generally comparable to insurance coverage maintained by U.S. airlines similarly situated, all of which insurance is in full force and effect.

          (ae) None of the execution, delivery and performance of any Operative Document, the issuance and delivery of the Notes and the Equity Notes and the consummation of the transactions contemplated by the Operative Documents, will violate Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulation G, T, U, or X promulgated by the Board of Governors of the Federal Reserve System.

          (af) Except as set forth in the Private Placement Memoranda, no labor dispute with the employees of TWA or any subsidiary exists or, to the knowledge of TWA, is imminent or threatened other than disputes that, singly and in the aggregate, would not have a Material Adverse Effect.


                                   ARTICLE 6
                         Condition of Aircraft at Sale

               Section 6.01. Condition at Sale. On the Closing Date each of the Aircraft will be in its then "AS IS, WHERE IS" condition.

               Section 6.02. Ground Inspection. Prior to actual tender of each of the Aircraft from the Owner Trustee to TWA for sale, TWA will have an opportunity to reinspect each of the Aircraft and Aircraft Documentation.

               Section 6.03. Disclaimer. EACH OF THE AIRCRAFT AND EACH PART THEREOF WILL BE SOLD IN ITS "AS IS, WHERE IS" CONDITION ON THE CLOSING DATE, WITHOUT ANY REPRESENTATION, WARRANTY OR GUARANTEE OF ANY KIND BEING MADE OR GIVEN BY ANY OF THE OWNER TRUSTEE, THE BENEFICIARY, CL/PK AIRFINANCE, THE PLACEMENT AGENT OR ANY PARTICIPANTS, THEIR SERVANTS OR AGENTS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES GIVEN BY THE OWNER TRUSTEE CONTAINED IN ARTICLE 12 HEREOF.

           (a) FROM AND AFTER THE RECEIPT BY OWNER TRUSTEE OF THE ACCEPTANCE CERTIFICATE, THE FOLLOWING SHALL APPLY: WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, OWNER TRUSTEE SPECIFICALLY DISCLAIMS, AND EXCLUDES HEREFROM (A) ANY WARRANTY AS TO THE AIRWORTHINESS, VALUE, DESIGN, QUALITY, MANUFACTURE, OPERATION, OR CONDITION OF THE AIRCRAFT; (B) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE; (C) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF FREEDOM FROM ANY RIGHTFUL CLAIM BY WAY OF INFRINGEMENT OR THE LIKE; (D) ANY IMPLIED REPRESENTATION OR WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (E) ANY EXPRESS OR IMPLIED WARRANTY REGARDING THE CONDITION OF THE AIRCRAFT; AND (F) ANY OBLIGATION OR LIABILITY OF OWNER
TRUSTEE ARISING IN CONTRACT OR IN TORT (INCLUDING STRICT LIABILITY OR SUCH AS MAY ARISE BY REASON OF OWNER TRUSTEE'S NEGLIGENCE) ACTUAL OR IMPUTED, OR IN STRICT LIABILITY, INCLUDING ANY OBLIGATION OR LIABILITY FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT OR FOR ANY LIABILITY OF TWA TO ANY THIRD PARTY OR ANY OTHER DIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGE WHATSOEVER. NO AGREEMENT ALTERING OR EXTENDING OWNER TRUSTEE'S LIABILITY FOR WARRANTIES SHALL BE BINDING UPON OWNER TRUSTEE UNLESS IN WRITING AND EXECUTED BY A DULY AUTHORIZED OFFICER OF OWNER TRUSTEE.

           (b) DELIVERY BY TWA TO OWNER TRUSTEE OF THE ACCEPTANCE CERTIFICATE SHALL BE CONCLUSIVE PROOF AS BETWEEN OWNER TRUSTEE AND TWA THAT TWA'S TECHNICAL EXPERTS HAVE EXAMINED AND INVESTIGATED EACH OF THE AIRCRAFT AND EACH PART THEREOF AND THAT EACH OF THE AIRCRAFT AND EACH PART THEREOF IS AIRWORTHY AND IN GOOD WORKING ORDER AND REPAIR, WITHOUT DEFECT (WHETHER OR NOT DISCOVERABLE ON THE CLOSING DATE) AND IN EVERY WAY SATISFACTORY TO TWA.

               Section 6.04. Deficiencies and Delays. The Owner Trustee shall not be liable for any liability, claim, loss, damage or expense of any kind or nature caused directly or indirectly by the Aircraft or any part thereof, by any inadequacy of the Aircraft for any purpose or any deficiency or defect therein, by the use or performance of the Aircraft, by any maintenance or repairs to the Aircraft, by the failure of the Aircraft to conform to any description thereof set forth in the Operative Documents, by any interruption or loss of service or use of the Aircraft or by any loss of business or other consequential damage or any damage whatsoever, howsoever caused including the negligence of the Owner Trustee. The Owner Trustee shall bear no liability whatsoever for the cost of modifications of the Aircraft whether in the event of grounding or suspensions of certification, or for any other cause.

               Section 6.05. No Waiver. Nothing in this Article 6 or elsewhere in this Sale Agreement shall be deemed a waiver by TWA of any rights it may have against the Manufacturer, the Engine Manufacturer, or any other Person other than the Owner Trustee, the Beneficiary, CL/PK Airfinance, the Placement Agent and the Participants.


                                   ARTICLE 7
                Bill of Sale and Other Documentary Requirements

               Section 7.01. Conditions to TWA's Obligations to Purchase the Aircraft. The following will be conditions precedent to TWA's obligation to purchase the Aircraft from the Owner Trustee on the Closing Date (it being understood that delivery of such documents and the Aircraft by the Owner Trustee is subject to satisfaction of or waiver of the conditions set forth in
Section 7.2):

           (a) The Owner Trustee will have transferred to TWA title to the Aircraft by delivery to TWA of, and will have warranted that such title is free and clear of such Security Interests described in, a full warranty bill of sale dated the Closing Date in the form of Exhibit D evidencing this transfer of title. The Owner Trustee will also have delivered to TWA (by delivery to Crowe & Dunlevy, special FAA counsel to TWA, in advance of Closing, to be released and filed on Closing) a bill of sale dated the Closing Date on the form provided by the FAA (the "Bill of Sale").

           (b) The Owner Trustee will have delivered to TWA an assignment of Manufacturer and Engine Manufacturer rights in the form and substance of Exhibit E.

           (c) The Owner Trustee will have delivered to TWA evidence satisfactory to it that the Owner Trustee has all necessary power and authority to enter into and perform this Sale Agreement.

           (d) TWA and the Owner Trustee will have executed and delivered a Lease Termination Agreement satisfactory to TWA and the Owner Trustee and such Lease Termination Agreement shall have been delivered in escrow to Crowe & Dunlevy and shall have become effective in accordance with its terms thereby terminating the existing Leases.

           (e) The Aircraft shall have been registered in the name of TWA with the FAA.

           (f) The Aircraft shall have been released from the lien of any existing security agreement as evidenced by a lien release, in form and substance reasonably acceptable to TWA and the Owner Trustee, executed and delivered by the appropriate parties in escrow to Crowe & Dunlevy.

           (g) The Placement Agent, the Beneficiary, CL/PK Airfinance and each Participant that acquires Securities on the Closing Date shall have delivered to TWA and the Placement Agent an Investment Letter in the form of Annexes B and/or C hereto.

           (h) TWA shall have received an opinion and the Placement Agent a reliance letter, dated the Closing Date, of Coudert Brothers in form and substance satisfactory to TWA, to the effect that (x) this Sale Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, each of the Owner Trustee and the Beneficiary, (y) the execution, performance and delivery of this Sale Agreement by the Owner Trustee and the Beneficiary, including the transfer of the Securities by the Owner Trustee to the Placement Agent and the Beneficiary, by the Beneficiary to CL/PK Airfinance and by CL/PK Airfinance to the Participants on the Closing Date as contemplated by this Sale Agreement, does not (with the giving of notice or the passage of time or both) conflict or violate or result in a default under any term of the Trust Agreement or Participation Agreement, and
(z) other matters as TWA may reasonably request relating to the existence of the Owner Trustee and its power and authority to enter into the transactions contemplated hereby.

           (i) TWA shall have received an opinion and the Placement Agent a reliance letter, dated the Closing Date, of Ray Quinney & Nebeker in form and substance satisfactory to TWA, to the effect that (x) this Sale Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of the Owner Trustee, (y) the execution, performance and delivery of this Sale Agreement by the Owner Trustee, including the transfer of the Securities by the Owner Trustee to the Placement Agent and the Beneficiary on the Closing Date as contemplated by this Sale Agreement, does not conflict (with the giving of notice or the passage of time or both) or violate or result in a default under any term of the Trust Agreement, and (z) other matters as TWA may reasonably request relating to the existence of the Owner Trustee and its power and authority to enter into the transactions contemplated hereby.

           (j) The lessors under the TBT Leases for the Aircraft shall have waived any required notice period for the Sale or such period shall have been satisfied and shall have confirmed that the Mortgages are permitted under such TBT Leases, such waivers and confirmations to be satisfactory to TWA.

           (k) The Operative Documents shall have been duly executed and delivered by the other parties thereto, shall be in full force and effect and each shall be in form and substance satisfactory to TWA.

           (l) No Government Entity shall have issued an order, decree or ruling or taken any other action to restrain, enjoin, prohibit or otherwise invalidate any transaction contemplated by this Sale Agreement, and no third party shall have commenced any proceeding requesting such relief.

               Section 7.02. Conditions to the Owner Trustee's Obligations to Sell the Aircraft. The following will be conditions precedent to the Owner Trustee's obligation to sell the Aircraft to TWA (it being understood that delivery of such documents and the Securities by TWA are subject to satisfaction of or waiver of the conditions set forth in Section 7.1):

           (a) TWA will have executed and delivered to the Owner Trustee Acceptance Certificates in the form of Exhibit C covering the Aircraft and effective as of the Closing Date.

           (b) TWA will have delivered to the Owner Trustee a certified copy of the board resolutions approving the Sale, the issuance of the Securities and the other actions contemplated by the Operative Documents.

           (c) TWA and the Owner Trustee will have executed and delivered a Lease Termination Agreement satisfactory to TWA and the Owner Trustee with respect to each Lease and each such Agreement shall have been filed with the FAA and shall have become effective in accordance with its terms thereby terminating the existing Leases.

           (d) The Aircraft shall have been registered in the name of TWA with the FAA.

           (e) The Aircraft shall have been released from the lien of any existing security agreement as evidenced by a lien release, in form and substance acceptable to TWA and the Owner Trustee, with respect to each Aircraft executed and delivered by the appropriate parties and filed with the FAA.

           (f) TWA shall have agreed in writing, in form and substance satisfactory to the Owner Trustee and the Placement Agent, to indemnify the Owner Trustee, the Beneficiary, each Participant and the Placement Agent against any liability arising under the TBT Leases or any related letters of credit to the TBT Lessors or other Persons, arising directly or indirectly from TWA's acquisition of the Aircraft and the Owner Trustee's sale of the Aircraft or arising subsequent to such acquisition and sale pursuant to this Sale Agreement.

           (g) The Operative Documents shall have been duly executed and delivered by the other parties thereto, shall be in full force and effect and each shall be in form and substance satisfactory to the Owner Trustee.

           (h)  TWA shall have

                  (i) complied with all preconditions to the Sale imposed upon it by the TBT Leases, including confirming that the Security Agreements and the Mortgage Supplements are permitted under such TBT Leases, and assumed the obligations of the Owner Trustee arising under each TBT Lease on and after the Closing Date, in each case in a manner satisfactory to the Owner Trustee or

                  (ii) terminated the TBT Leases or, in a manner satisfactory to the Owner Trustee, assumed, as between TWA and the Owner Trustee, all obligations of the Owner Trustee under the TBT Leases and in each case deposited an amount of cash in an escrow account pursuant to an escrow agreement in form and substance satisfactory to Lazard Freres & Co. LLC sufficient in the judgment of Lazard Freres & Co. LLC to reimburse Lazard Freres & Co. LLC and CL/PK Airfinance for payments by them to reimburse the account party or Credit Lyonnais as issuer of certain letters of credit issued for the benefit of the TBT Lessors in the event that any TBT Lessor shall draw on any such letter of credit in connection with the relevant TBT Lease.

           (i)  Satisfaction of the conditions precedent set forth in Section
7.04.
               Section 7.03.  After Closing.    Immediately upon TWA's purchase
of the Aircraft, all risk of loss or damage to the Aircraft will pass from the Owner Trustee to TWA.

               Section 7.04. Conditions with Regard to the Issuance of the Securities. The obligations of the Owner Trustee hereunder to sell the Aircraft to TWA on the Closing Date are subject to the following additional conditions precedent:

           (a) (i) No order suspending the offer and sale of the Notes or the Equity Notes under the securities or blue sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (ii) any request for additional information on the part of any such authorities shall have been complied with to the satisfaction of the staff of such authorities and (iii) after the date hereof, no amendment or supplement to the Private Placement Memoranda shall have been distributed unless a copy thereof was first delivered to the Placement Agent, the Owner Trustee, the Beneficiary, CL/PK Airfinance and each Participant.

        (b) Since the date as of which information is given in the Private Placement Memoranda (i) there shall not have been any change in the capital stock (other than changes attributable to (x) shares of Common Stock issuable upon the exercise of presently outstanding stock options and other options to be granted under the KESIP, ESIP and 1995 Outside Directors' Stock Option and Stock Compensation Plan in accordance with the terms thereof, (y) shares of Common Stock issuable pursuant to the exercise of warrants outstanding as of the date hereof, or the conversion of shares of Employee Preferred Stock and
(z) shares of Common Stock issuable upon conversion of the 8% Preferred Stock or the 9 1/4% Preferred Stock) or any increase in the long-term debt of TWA or any of its subsidiaries or any change in the business or financial condition of TWA and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Private Placement Memoranda and (ii) neither TWA nor any of its subsidiaries shall have sustained any loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Private Placement Memoranda, which with respect to clauses (i) or (ii) of this Section 7.04(b), reasonably would be expected to result in a Material Adverse Effect.

        (c) Since the date as of which information is given in the Private Placement Memoranda, there shall have been no litigation or other proceeding instituted against TWA or any of its subsidiaries or any of their respective officers or directors in their capacities as such or any of their property or assets (including the Collateral), before or by any local, state, federal, or foreign court, commission, regulatory body, administrative agency or other governmental body, which litigation or proceeding, either singly or in the aggregate, may reasonably be expected to result in an unfavorable ruling, decision or finding that is reasonably likely to have a Material Adverse Effect.

        (d) As confirmed in an officers' certificate to be delivered by TWA to the Owner Trustee pursuant to paragraph (g) of this Section 7.04, each of the representations and warranties of TWA contained herein or in any Operative Document shall be true and correct in all material respects at the Closing Date, as if made on the Closing Date; provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified must be true and correct in all respects; and all covenants and agreements contained herein or in any Operative Document to be performed on the part of TWA and all conditions herein or therein contained to be fulfilled or complied with by TWA at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

        (e) The Owner Trustee shall have received an opinion, dated the Closing Date, from each of (i) Davis Polk & Wardwell, counsel to TWA, (ii) local Missouri counsel to TWA, which counsel shall be reasonably acceptable to the Owner Trustee, (iii) Crowe & Dunlevy, special FAA counsel to TWA, and (iv) Kathleen A. Soled, Esq., Senior Vice President and General Counsel to TWA, in each case in form and substance satisfactory to the Owner Trustee.

        (f) On the date hereof the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery, addressed to the Placement Agent and in form and substance satisfactory to the Placement Agent, confirming that they are independent accountants with respect to TWA as required by the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and, with respect to the financial and other statistical and numerical information contained in or incorporated by reference into the Private Placement Memoranda, indicating the results of their limited procedures relative to such information. At the Closing Date, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date.

        (g) There shall be furnished to the Owner Trustee a certificate in form and substance satisfactory to the Owner Trustee, dated the Closing Date, signed by each of the Chief Executive Officer and the Chief Financial Officer of TWA, addressed to the Owner Trustee, to the effect that:

        (i) Each signer of such certificate has carefully examined the Private Placement Memoranda and (A) as of the date of such certificate, such document is true and correct in all material respects and does not omit to state a material fact necessary in order to make the statement therein not untrue or misleading, (B) no event has occurred as a result of which it is necessary to amend or to supplement the Private Placement Memoranda as in effect on the Closing Date in order to make the statements therein not untrue or misleading in any material respect, and (C) no event or circumstance of the nature described in clauses (i) and (ii) of Section 7.4(b) has occurred or exists.

                (ii) Each of the representations and warranties of TWA contained in this Sale Agreement or in any Operative Document were, when originally made, and are as of the Closing Date, true and correct in all material respects, provided, however, that if any such representation or warranty is already qualified by materiality, such representation or warranty as so qualified was, when originally made, and is, at the time such certificate is dated, true and correct in all respects.

               (iii) Each of the covenants required herein or in any Operative Document to be performed by TWA on or prior to the delivery of such certificate has been duly, timely and fully performed, and each condition herein or in any Operative Document required to be complied with by TWA on or prior to the Closing Date has been duly, timely and fully complied with.

           (h) Prior to the Closing Date, the Notes shall be eligible for trading through the National Association of Securities Dealers, Inc. Private Offerings, Resales and Trading through Automated Linkages market ("PORTAL").

        (i) TWA shall have furnished to the Owner Trustee such certificates, in addition to those specifically mentioned herein, as the Owner Trustee may have reasonably requested as to the accuracy and completeness as of the Closing Date of any statement in the Private Placement Memoranda, as to the accuracy as of the Closing Date of the representations and warranties of TWA in the Operative Documents, as to the performance by TWA of its obligations under the Operative Documents, or as to the fulfillment of the conditions concurrent and precedent to the obligations of the Owner Trustee under the Operative Documents; and all proceedings taken by TWA at or prior to the Closing in connection with the authorization, issuance and sale of the Securities and the creation and perfection of the liens in the Collateral contemplated by the Security Agreements shall be in form and substance satisfactory to the Owner Trustee and to their counsel.

        (j) Between the date of the Private Placement Memoranda and the Closing Date (i) no downgrading shall have occurred in the rating accorded the debt securities of TWA or any of its subsidiaries by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of TWA or any of its subsidiaries.

        (k) The Operative Documents shall have been duly executed and delivered by the parties, shall be in full force and effect and each shall be in form and substance satisfactory to the Owner Trustee.

        (l) The Securities shall have been duly authorized, executed and delivered by TWA and duly authenticated by the Trustee in the manner provided for in the Indentures and shall be in form and substance satisfactory to the Owner Trustee and the Placement Agent.

        (m) At or before the Closing Date (i) evidence (including without limitation, the results of lien searches and security interest termination documents) satisfactory to the Owner Trustee of the absence of any liens other than Permitted Liens (as defined in the Definitions Appendices to the Indentures) on any of the Collateral shall have been furnished to the Owner Trustee, and (ii) such evidence of the completion of all recordings and filings of the Security Agreements and the Mortgage Supplements, and of the execution, delivery, recording and/or filing of such other documents, as may be necessary or, in the reasonable opinion of the Owner Trustee, desirable to create or perfect the liens created, or purported or intended to be created, by the Security Agreements shall have been furnished to the Owner Trustee.

        (n) On the Closing Date, TWA shall have delivered or cause to have been delivered to the Owner Trustee original executed copies of all certificates, opinions and other documents required to be delivered or caused to be delivered by it under the Operative Documents in connection with the initial issuance of the Securities.

        (o) The Owner Trustee shall have received the following in each case in form and substance satisfactory to it:

                (i) a certificate dated the Closing Date of the Secretary or an Assistant Secretary of TWA, certifying (A) a copy of the resolutions of the board of directors of TWA, duly authorizing the transactions contemplated hereby and the execution, delivery and performance by TWA of the Securities and the Operative Documents and each other document required to be executed and delivered on the Closing Date by TWA in accordance with the provisions hereof and (B) on the Closing Date, a copy of the certificate of incorporation and by-laws of TWA; and

                (ii) in the case of each Aircraft, an insurance report of TWA's independent broker as to TWA's due compliance with terms of Section 6.3 of the Security Agreements and certificates of insurance issued by or on behalf of the insurers evidencing the insurance coverage required by such Section, which certificates shall specify, among other things, the amount of public liability insurance carried by TWA pursuant to such Section.

           (p) The following statements shall be true and correct and the Owner Trustee shall have received evidence in form and substance satisfactory to the Owner Trustee to the effect that:

                (i) each Aircraft shall have been duly certified by the FAA as to type and airworthiness and shall have a currently valid United States Standard Certificate of Airworthiness issued by the FAA;

                (ii) the FAA Bill of Sale for each Aircraft shall have been duly filed for recordation with the FAA pursuant to the Transportation Code with respect to such Aircraft;

               (iii) application for registration of each Aircraft in the name of TWA and a Declaration of International Operations with respect to each Aircraft shall have been duly made with the FAA and TWA shall have temporary or permanent authority to operate such Aircraft;

                (iv) TWA has such title to each Aircraft, free and clear of such Liens, in each case as described in a warranty bill of sale dated the Closing Date in the form of Exhibit D hereto, other than Permitted Liens (as defined in the Indentures);

                 (v) the appropriate consent forms have been executed by TWA to be furnished by TWA to each TBT Lessor pursuant to Temporary Treasury Regulation Section 5c.168(f)(8)-2(a)(5), pursuant to which TWA agrees to take each of the Aircraft subject to its respective TBT Lease; and

                (vi) the Trustee and any holders of the Securities, are entitled to the protection of Section 1110 of the United States Bankruptcy Code in connection with its right to take possession of the Aircraft and Engines constituting part of such Aircraft in the event of a case under Chapter 11 of the United States Bankruptcy code in which TWA is a debtor.

               All of the certificates, opinions and documents delivered or caused to be delivered by TWA to the Owner Trustee pursuant to Section 7.02 and this Section 7.04 shall be addressed to and may be relied upon by the Owner Trustee, the Beneficiary, CL/PK Airfinance, the Placement Agent and each Participant to which a Security is transferred on the Closing Date. The Trustee shall receive on the Closing Date a letter from each person delivering an opinion pursuant to Article 7, authorizing the Trustee to rely on such opinion as if it had been addressed to the Trustee.

               Section 7.05. Conditions to Closing. If any of the conditions specified in this Article 7 shall not have been fulfilled or waived on or before April 20, 1998, this Sale Agreement and all of the Owner Trustee's and TWA's obligations hereunder may be canceled as of such date by either the Owner Trustee or TWA, each at its sole discretion; provided that neither the Owner Trustee nor TWA will waive as a condition to Closing receipt by the Placement Agent, in form and substance satisfactory to it, of any reliance letter, the letters from the Accountants described in Section 7.04(f), the Securities it is entitled to receive and any opinions required by this Article 7. Any cancellation pursuant to this Section 7.05 shall be without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than the Owner Trustee's obligations and the obligations of TWA pursuant to Article 11 and Section 13.01(e) hereof shall nevertheless survive and continue thereafter. Notice of such cancellation shall be given to TWA or the Owner Trustee, as the case may be, in writing or by telephone or facsimile transmission confirmed in writing. Nothing contained in this
Section 7.05 shall relieve any party from liability for any breach of this Sale Agreement.


                                   ARTICLE 8
                                  Termination

               Section 8.01. Termination by the Owner Trustee. The obligations of the Owner Trustee under this Sale Agreement may be terminated at any time on or prior to the Closing Date by notice to TWA from the Owner Trustee without liability on the part of the Owner Trustee to TWA, if, prior to the exchange of the Securities for the Aircraft, in the judgment of the Participants holding at least 66 2/3% of the participation interests under the Participation Agreement, (i) there has been, since the respective dates as of which information is given in the Private Placement Memoranda, any change or development in TWA's business, properties, business prospects, condition (financial or otherwise) or results of operations which has caused, or is reasonably expected to cause, a Material Adverse Effect (it being agreed that the execution and delivery of agreements for TWA's purchase or lease of 24 MD-83 aircraft, which are the subject of letters of intent referred to in the Private Placement Memoranda, and for the financing of such purchases and leases shall not be considered to have a Material Adverse Effect), (ii) trading in any of the equity securities of TWA shall have been suspended by the Commission, the NASD or an exchange that lists such securities, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Sale Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iv) a general banking moratorium shall have been declared by either Federal or New York State authorities, (v) the Closing Price (as defined in the Equity Note Indenture) of the Common Stock on the day preceding the Closing Date shall be 25% or more less than the Closing Price of the Common Stock on the day immediately preceding the date hereof, (vi) any Government Entity shall have issued an order, decree or ruling or taken any other action to restrain, enjoin, prohibit or otherwise invalidate any transaction contemplated by this Sale Agreement, or any third party shall have commenced any proceeding requesting such relief, (vii) at any time prior to the Closing Date, TWA shall announce any material consolidation, merger, acquisition (other than of aircraft) or similar transaction or (viii) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or other calamity or crisis shall have occurred the effect of which is such as to make it, in the judgment of the Participants holding at least 66 2/3% of the participation interests under the Participation Agreement, impracticable or inadvisable to proceed with the completion of the Sale on the terms and in the manner contemplated by this Sale Agreement.

               Section 8.02. Effect of Termination. In the event of the termination and abandonment of this Sale Agreement pursuant to this Article 8, this Sale Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than Owner Trustee's obligations and the obligations of TWA pursuant to this Section 8.2 and Article 11 and Section 13.1(e) hereof. Nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Sale Agreement.


                                   ARTICLE 9
               Owner Trustee Assignment of Rights and Warranties

               Section 9.01.  Assignable Warranties.  As set forth in
Section 7.01(c), at the time of Sale, the Owner Trustee will assign to TWA any assignable warranties and indemnities given the Owner Trustee by the Manufacturer and the Engine Manufacturer and other vendors with respect to the Aircraft, including any rights which may have accrued prior to Sale but which have not been fully exercised by the Owner Trustee.

               Section 9.02. Non-Assignable Warranties. To the extent that any warranty or indemnity given to the Owner Trustee by Manufacturer and others with respect to the Aircraft cannot be assigned, TWA will be entitled to take such action to enforce such warranty or indemnity in the name of the Owner Trustee against Manufacturer and such other parties as TWA sees fit, but subject to the Owner Trustee's first ensuring that the Owner Trustee is indemnified and secured to the Owner Trustee's satisfaction against all losses, damages, costs, expenses and liabilities thereby incurred or to be incurred.


                                  ARTICLE 10
                              Expenses and Taxes

               Section 10.01. Costs and Expenses of Sales. TWA agrees to pay all costs and expenses with respect to the purchase and sale of the Aircraft, including but not limited to the costs and expenses to register the Aircraft in the name of TWA (but excluding the fees and expenses of the Owner Trustee's counsel other than FAA counsel).

               Section 10.02. Taxes. TWA will pay promptly when due, and will indemnify and hold harmless the Owner Trustee and the Beneficiary and any officers, directors, employees, agents and shareholders of the foregoing (each, a "Tax Indemnitee") on a full indemnity basis from, all taxes, duties and fees (including without limitation any value added, franchise, transfer, sales, gross receipts, use, business, occupation, excise, personal property, real property, stamp or other tax), and any assessments, penalties, fines, additions to tax or interest thereon, which may be levied in the United States of America or by any other Government Entity or taxing authority regardless of where located in connection with the sale, purchase, delivery, taking of possession, registration and deregistration of the Aircraft (excluding any income tax or U.S. federal withholding tax imposed upon the gross or net income of a Tax Indemnitee, and, with respect to a Tax Indemnitee, any taxes attributable to such Tax Indemnitee's gross negligence, willful misconduct or Owner Trustee's breach of this Sale Agreement) (collectively, "Taxes"). TWA's indemnity obligations will exist regardless of the manner in which such charges are imposed (whether imposed upon a Tax Indemnitee, TWA, all or part of the Aircraft or otherwise).

               Section 10.03. After-tax Basis. The amount which TWA is required to pay with respect to any Taxes indemnified against under this
Article 10 is an amount sufficient to restore such Tax Indemnitee on an after-tax basis to the same position such Tax Indemnitee would have been in had such Taxes not been incurred.

               Section 10.04. Timing of Payment. Any amount payable to a Tax Indemnitee pursuant to this Article 10 will be paid within ten (10) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable; provided, however, that such amount need not be paid by TWA prior to the earlier of (i) the date any Tax is payable to the appropriate Government Entity or taxing authority or (ii) in the case of amounts which are being contested by TWA in good faith or by a Tax Indemnitee pursuant to Section 10.5, the date such contest is finally resolved.

               Section 10.05. Contests. If a claim is made against a Tax Indemnitee for Taxes with respect to which TWA is liable for a payment or indemnity hereunder, such Tax Indemnitee will promptly give TWA notice in writing of such claim; provided, however, that a Tax Indemnitee's failure to give notice will not relieve TWA of its obligations hereunder. So long as (i) TWA has provided such Tax Indemnitee, at such Tax Indemnitee's request, with an opinion of independent tax counsel satisfactory to such Tax Indemnitee that a reasonable basis exists for contesting such claim and (ii) adequate reserves have been made for such Taxes or, if required, an adequate bond has been posted, then such Tax Indemnitee, at TWA's written request, will in good faith, with due diligence and at TWA's sole expense, contest (or permit TWA to contest in the name of such Tax Indemnitee or TWA) the validity, applicability or amount of such Taxes.

               Section 10.06. Refunds. Upon receipt by a Tax Indemnitee of a refund of all or any part of any Taxes which TWA has paid, such Tax Indemnitee will pay to TWA the portion of any such refund attributable to Taxes which TWA has paid.

               Section 10.07. Cooperation in Filing Tax Returns. The Owner Trustee, the Beneficiary and TWA will cooperate with one another in providing information which may be reasonably required to fulfill each party's tax filing requirements and any audit information request arising from such filing.


                                  ARTICLE 11
                           Indemnities and Insurance

               Section 11.01.  Indemnification with Regard to the Aircraft.

           (a) General Indemnity. Subject to Article 11.01(b), TWA agrees to defend, indemnify and hold harmless the Owner Trustee, the Beneficiary and their respective affiliates, and each of their respective officers, directors, employees, agents and shareholders (individually an "Aircraft Indemnitee" and collectively "Aircraft Indemnitees") from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, disbursements and expenses (including legal fees, costs and related expenses) of every kind and nature ("Expenses") which may be incurred by an Aircraft Indemnitee after the Closing Date arising directly or indirectly out of or in any way connected with:

                 (i) The ownership, possession, control, use or operation of any of the Aircraft (either in the air or on the ground) by TWA or any Person after the Sale of the Aircraft to TWA; provided the same shall not include any warranties of title running from the Owner Trustee or any taxes or other sums due or claimed to be due from the Owner Trustee for periods of time prior to the Closing Date.

                (ii) Any claim arising after the Sale that any design, article or material in any of the Aircraft or in the operation or use of any of the Aircraft constitutes an infringement of a patent, trademark, copyright, design or other proprietary right (but only to the extent not covered by the patent, trademark or copyright infringements provided to the Owner Trustee from the Manufacturer and the Engine Manufacturer).

           (b) Exceptions to General Indemnities. TWA will be released from the indemnity provided for in Section 11.01(a) only if and to the extent that it has been judicially determined that none of the acts or omissions which gave rise to or were related to the claim or Expense were attributable to the ownership, possession, control, use or operation of any of the Aircraft (either in the air or on the ground) by TWA or any Person following the Sale or to the extent resulting from the gross negligence, willful misconduct or bad faith of any Aircraft Indemnitee.

           (c) After-Tax Basis. The amount which TWA will be required to pay with respect to any Expense indemnified against under Section 11.01(a) will be an amount sufficient to restore each Aircraft Indemnitee, on an after-tax basis, to the same position such Aircraft Indemnitee would have been in had such Expense not been incurred.

           (d) Timing of Payment. It is the intent of the parties that each Aircraft Indemnitee will have the right to indemnification for Expenses hereunder as soon as a claim is made. TWA will pay an Aircraft Indemnitee for Expenses pursuant to this Section 11.01 within ten (10) days after receipt of a written demand therefor from such Aircraft Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity; subject to TWA's rights under Section 11.01(h).

           (e) Subrogation. Upon the payment in full of any indemnity pursuant to this Section 11.01 by TWA, TWA will be subrogated to any right of the Aircraft Indemnitee in respect of the matter against which such indemnity has been made.

           (f) Notice. Each Aircraft Indemnitee and TWA will give prompt written notice one to the other of any liability of which such party has knowledge for which TWA is, or may be, liable under Section 11.01(a); provided, however, that failure to give such notice will not terminate any of the rights of Aircraft Indemnitees under this Section 11.01 except to the extent that TWA has been materially prejudiced by the failure to provide such notice.

           (g) Refunds. If any Aircraft Indemnitee obtains a recovery of all or any part of any amount which TWA has paid to such Aircraft Indemnitee, such Aircraft Indemnitee will pay to TWA the net amount recovered by such Aircraft Indemnitee.

           (h) Defense of Claims. Unless a default hereunder has occurred and is continuing, TWA and its insurers will have the right (in each such case at TWA's sole expense) to investigate and, provided that TWA or its insurers has not reserved the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, defend or compromise any claim covered by insurance for which indemnification is sought pursuant to Section 11.01(a) and each Aircraft Indemnitee will cooperate with TWA or its insurers with respect thereto. If TWA or its insurers are retaining attorneys to handle such claim, such counsel must be reasonably satisfactory to the Aircraft Indemnitees. If not, the Aircraft Indemnitees will have the right to retain counsel of their choice at TWA's expense; provided that prior to entering into any settlement agreement relating to any such claim, such Aircraft Indemnitees shall either (i) obtain a written consent from TWA or its insurers or (ii) grant TWA and its insurers a release from and waiver of all further obligation to such Aircraft Indemnitees under this Section 11.01 with respect to such claim.

           (i) Other Indemnification. TWA will be obligated to indemnify and hold harmless the Aircraft Indemnitees in accordance with the terms of this
Section 11.01 and the Aircraft Indemnitees may invoke TWA's obligations hereunder even though Owner Trustee or Beneficiary may also have received an agreement to indemnify and hold them harmless with respect to the same matters by any other Person.

               Section 11.02.  Indemnification of TWA by Owner Trustee.

           (a) The Owner Trustee hereby agrees to indemnify and hold harmless TWA and its Affiliates and each of its officers, directors, employees, agents, advisors and representatives (but explicitly excluding Lazard Freres & Co. LLC in any of its capacities) (each an "Indemnified Party") from and against any and all damages, losses, liabilities, reasonable expenses and claims
(including without limitation, reasonable fees and disbursements of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case to the extent arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of any conflict, dispute or disagreement (x) between or among any of the Owner Trustee, the Beneficiary, CL/PK Airfinance or any Participant in connection with the Sale or (y) arising from the failure of TWA to have acquired the title to the Aircraft warranted in Article 12 because of the invalidity or ineffectiveness of the authorization of the Owner Trustee to enter into and conclude the Sale as provided herein, except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence, willful misconduct or bad faith. Each Participant signing and delivering a transferee letter of representation substantially in the form of Annex B or Annex C hereto (an "Investor Letter"), as applicable, with a comparable indemnity shall be severally and not jointly liable to an Indemnified Party under this subsection (a) for such Participant's pro rata share of such liability (such share to bear the same relation to such liability as such Participant's interest in the Securities on the Closing Date bears to the aggregate principal amount of Securities of all Participants (disregarding for all purposes of this sentence all Securities owned from time to time by Lazard Freres & Co. LLC as a Participant except $394, 368.58 in aggregate principal amount) who have signed and delivered such Investor Letters from time to time). To the extent any Participant that signs and delivers an Investor Letter is found liable for any claim, damage, loss liability or expense, the Owner Trustee's liability for any such claim will be reduced by such amount. For the avoidance of doubt, the indemnity to be provided to TWA pursuant to this Section 11.02(a) and any Investor Letters is not intended to protect it against any liability arising in connection with the TBT Leases.

           (b) Each Indemnified Party and the Owner Trustee will give prompt written notice to each other of any liability of which any such party has knowledge for which the Owner Trustee is, or may be, liable under
Section 11.02(a); provided, however, that failure to give such notice will not terminate any of the rights of any Indemnified Party under this Section 11.02, except to the extent that the Owner Trustee has been materially prejudiced by the failure to provide such notice. Upon the payment in full of any indemnity pursuant to this Section 11.02 by the Owner Trustee, the Owner Trustee will be subrogated, to any right of any Indemnified Party in respect of the matter against which such indemnity has been made. If any Indemnified Party obtains a recovery of all or any part of any amount which the Owner Trustee has paid to such Indemnified Party, such Indemnified Party will pay to the Owner Trustee the net amount recovered by such Indemnified Party. The Owner Trustee and its insurers will have the right (in each such case at the Owner Trustee's expense) to investigate and, provided that the Owner Trustee or its insurers have not reserved the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, defend or compromise any claim covered by insurance for which indemnification is sought pursuant to Section 11.02 and each Indemnified Party will cooperate with the Owner Trustee or its insurers with respect thereto. If the Owner Trustee or its insurers are retaining attorneys to handle such claim, such counsel must be reasonably satisfactory to the relevant Indemnified Party. If not, any such Indemnified Party will have the right to retain counsel of its choice at the Owner Trustee's expense; provided that prior to entering into any settlement agreement relating to any such claim, such Indemnified Party shall either (i) obtain a written consent from the Owner Trustee or its insurers or (ii) grant Owner Trustee and its insurers a release from and waiver of all further obligation to such Indemnified Party under this
Section 11.02 with respect to such claim.

               Section 11.03.  Insurance.

           (a) TWA shall maintain or cause to be maintained, at all times for a period of three (3) years after the Closing Date, at no expense to and for the benefit of the Owner Trustee or any other Aircraft Indemnitee, comprehensive public liability insurance (including, without limitation, contractual liability, passenger liability, premises hangar keepers liability and products liability) and property damage insurance with respect to the Aircraft of the type usual and customary by commercial scheduled airline standards for airline carriers of a similar size to TWA operating similar aircraft and providing for no less coverage than is carried by TWA on similar aircraft in its fleet. Such policy shall include war and allied risks in accordance with standard market practice. Such insurance shall be in an amount not less than the amount applicable to similar passenger aircraft and engines which comprise TWA's fleet, and in any event not less than Seven Hundred Fifty Million Dollars ($750,000,000). In addition the insurance shall provide that the insurer waive any right it may have to be subrogated to any right of any insured against an Aircraft Indemnitee with respect to the Aircraft.

          (b) On the Closing Date, and on each renewal of the insurance required hereby, but not less often than annually, TWA shall furnish the Owner Trustee and the Trustee with a certificate of insurance executed by an independent insurance broker appointed by TWA certifying that the insurance then maintained on the Aircraft complies with the terms of this Section 11.03. Such certificate will certify that the insurance policy or policies: (i) contains a standard clause which provides for a thirty (30) days' advance notice of cancellation (seven (7) days' notice or as available in the case of war risk), non-renewal or material change and (ii) sets forth the corresponding waiver of subrogation and other endorsements required by Section
11.03 hereof.


                                  ARTICLE 12
          Representations, Warranties and Covenants of Owner Trustee

               Section 12.01. Owner Trustee's Representations, Warranties and Covenants In Its Individual Capacity. Owner Trustee, in its individual capacity, represents, warrants and covenants that:

           (a) Organization, etc. Owner Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all requisite power, authority and legal right to enter into and perform its obligations under this Sale Agreement and any other Operative Document to which Owner Trustee is a party.

           (b) Authorization, etc. Owner Trustee, in its trust capacity and, to the extent expressly provided therein, in its individual capacity, has duly authorized, executed and delivered this Sale Agreement and, as of the Closing Date will have duly authorized, executed and delivered, any other Operative Document to which Owner Trustee is a party in its individual capacity or as Owner Trustee, as the case may be. This Sale Agreement constitutes, and any other Operative Document to which the Owner Trustee is a party will as of the Closing Date constitute, a legal, valid and binding obligation of Owner Trustee in its individual capacity enforceable against Owner Trustee in its individual capacity or as Owner Trustee, as the case may be, in accordance with the respective terms hereof and thereof, subject in each case to the effect of bankruptcy, insolvency and reorganization and other laws of general applicability relating to and affecting creditors' rights and to general principles of equity (whether considered in a proceeding in equity or at law).

          (c) No Violation. Neither the execution and delivery or performance by Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of this Sale Agreement and any other Operative Document to which Owner Trustee is a party, nor consummation of any of the transactions as contemplated thereby, will result in any violation of, or be in conflict with, or constitute a default under, or result in the creation of any Lien upon any property of Owner Trustee under, any of the provisions of Owner Trustee's charter or by-laws, or of any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, bank loan, credit agreement or other agreement to which Owner Trustee is a party or by which Owner Trustee is bound, or any law, judgment, governmental rule, regulation or order of any State of Utah or United States of America government or governmental authority or agency governing the banking or trust powers of Owner Trustee.

           (d) No Consents or Approvals. Neither the execution and delivery by Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of this Sale Agreement or any other Operative Document to which Owner Trustee is a party nor the consummation of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration with, any Utah state governmental authority or agency or any United States federal governmental authority or agency governing the banking or trust powers of Owner Trustee.

         (e) Discharge of Liens. There are no Lessor Liens on the Trust Estate (as defined in the Trust Agreement) and Owner Trustee agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section
11.01 hereof), promptly take such action as may be necessary to duly discharge and satisfy in full all Lessor Liens.

         (f) Litigation. There are no pending or, to the actual knowledge of an official in Owner Trustee's Corporate Trust Services division, threatened actions or proceedings before any court or administrative agency to which Owner Trustee is a party, or any other actions or proceedings before any court or administrative agency which relate to Owner Trustee's banking or trust powers which, if determined adversely to Owner Trustee, would materially and adversely affect its right, power and authority to perform its obligations under the Trust Agreement, this Sale Agreement or any other Operative Document to which it is or will be a party.

          Section 12.02. Owner Trustee's Representations, Warranties and Covenants. Owner Trustee represents, warrants and covenants that:

           (a) Discharge of Liens. There are no liens on the Aircraft or the Engines attributable to Owner Trustee or to any Person claiming by or through Owner Trustee except as contemplated by the Operative Documents.

          (b) Title to the Aircraft. On the Closing Date, Owner Trustee will have such title to the Aircraft, free and clear of such Security Interests, in each case, as described in a warranty bill of sale dated the Closing Date in the form of Exhibit D hereto, and Owner Trustee will indemnify and defend TWA in respect of any claims, losses, costs, expenses, charges or liabilities arising out of any defect in Owner Trustee's title to the full extent provided in the said warranty bill of sale.

          (c) Performance of Lease. Owner Trustee shall be responsible for the payment, performance and discharge of, and shall fully and completely pay, perform and discharge, all of its obligations under each Lease in accordance with the terms thereof.

      (d) Valid and Binding Agreements. Assuming the due authorization, execution and delivery of the other Operative Documents by the other parties thereto, this Sale Agreement is, and the other Operative Documents to which Owner Trustee is a party will be legal, valid and binding obligations of Owner Trustee, enforceable against Owner Trustee in accordance with the respective terms thereof.

            Section 12.03. Representations, Warranties and Covenants of the Owner Trustee Regarding the Securities. (a) The Owner Trustee represents, warrants and agrees that the Securities have not been, and the shares of the Company's Common Stock issuable upon conversion of the Equity Notes (the "Restricted Common Stock") at the time of issuance will not be, registered under the Securities Act, and, unless so registered, may not be sold except as permitted in the following sentence. The Owner Trustee agrees on its own behalf and on behalf of any investor account for which it is purchasing Securities or, following conversion of the Equity Notes, shares of Restricted Common Stock, to offer, sell or otherwise transfer such Securities or shares of Restricted Common Stock prior to the date which is two years after the later of the date of original issue and the last date on which TWA or any affiliate of TWA was the owner of such Securities (or any predecessor thereto) or, following conversion of the Equity Notes, such Restricted Common Stock (the "Resale Restriction Termination Date") only (a) to TWA, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) with respect to the Notes, for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") to a person it reasonably believes is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act ("Regulation S"), (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) (or, in the case of the Beneficiary only, (8)) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities or Restricted Common Stock is proposed to be made pursuant to clause (d), (e) or
(f) above prior to the Resale Restriction Termination Date, Owner Trustee shall deliver a letter from the transferee substantially in the form attached as Annex B or Annex C hereto (except that any letter executed and delivered by any transferee that is not a Participant need not contain paragraph 7 and 8 thereof), as applicable, to the Trustee, which shall provide, among other things, that, as applicable, the transferee is (x) an institution that, at the time the buy order was originated, was outside the United States and was not a U.S. person (and was not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act or (y) an institutional "accredited investor" within the meaning of subparagraph (a)(1),
(2), (3) or (7) (or, in the case of the Beneficiary only, (8)) of Rule 501 under the Securities Act and that it is acquiring such Securities or Restricted Common Stock for investment purposes (other than in the case where the Beneficiary or CL/PK Airfinance is the transferee and such Securities are to be further distributed to the Participants) and not for distribution in violation of the Securities Act. The Owner Trustee acknowledges that TWA and the Trustee reserve the right prior to any offer, sale or other transfer by Owner Trustee pursuant to clause (d), (e) or (f) prior to the Resale Restriction Termination Date with respect to the Securities or Restricted Common Stock to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to TWA and the Trustee.

           (b)  The Owner Trustee represents and warrants that it is either
(i) an institutional "accredited investor" (as defined in Rule 501(a)(1), (2),
(3) or (7) of Regulation D under the Securities Act) purchasing for its own account or for the account of such an institutional "accredited investor" and it is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities, and it is able to bear the economic risk of its investment or (ii) an institution that, at the time the buy order for the Securities was originated, was outside the United States and was not a U.S. person (and was not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act.

          (c) The Owner Trustee represents, warrants and agrees that it has received copies of the Private Placement Memoranda and acknowledges that it has had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of TWA and receive answers thereto, as it deems necessary in connection with its decision to purchase the Securities.

         (d) The Owner Trustee represents and warrants that the purchase of the Securities hereunder does not constitute a "prohibited transaction" under
Section 406 of ERISA or Section 4975 of the Code. The Owner Trustee agrees on its own behalf and on behalf of any investor account for which it is purchasing Securities to offer, sell or otherwise transfer such Securities in transactions which will not constitute prohibited transactions under Section 406 of ERISA or Section 4975 of the Code.

          (e) The Owner Trustee will not take, and will not cause anyone to take, any manipulative action with respect to the price of the Common Stock in violation of applicable law.

            Section 12.04. TBT Leases Excluded. The TBT Leases are excluded from the foregoing representations and warranties in this Article 12.


                                 ARTICLE 13
                               Agreements of TWA

               Section 13.01. Agreements of TWA. TWA agrees with the Owner Trustee as follows:

           (a) TWA will use its reasonable best efforts to file on a timely basis all such reports required to be filed under the Exchange Act, and endeavor in good faith to take such other actions, as are reasonably necessary to enable any beneficial owner of any of the Notes or the Equity Notes to sell Transfer Restricted Securities (as defined below) without registration under the Securities Act within the limitation of the exemptions provided by (i) in the case of the Securities, Rule 144, as such rule may be amended from time to time, (ii) in the case of the Notes, Rule 144A, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note and Equity Note, until the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the registration statement or such Equity Note has been converted into Common Stock and the resale of such Common Stock has been registered under the Securities Act pursuant to the Shelf Registration Statement, the date on which such Note or Equity Note is distributed to the public pursuant to Rule 144 or the date on which such Note or Equity Note may be sold or transferred without any restrictions pursuant to Rule 144(k) (or any similar provisions then in force).

           (b) Neither TWA nor any person acting on its behalf will solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising in a manner that would require the registration under the Securities Act of the sale of the Notes or Equity Notes to the Owner Trustee.

           (c) Neither TWA nor any affiliate (as defined in Rule 501 (b) of the Securities Act) of TWA will offer, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes or Equity Notes in a manner that would require the registration under the Securities Act of the sale of the Notes or Equity Notes to the Owner Trustee.

           (d) TWA will not be or become, at any time prior to the expiration of two years after the Closing Date, an "open-end investment trust," "unit investment trust" or "face-amount certificate Company" that is or is required to be registered under Section 8 of the Investment Company Act.

           (e) Whether or not the transactions contemplated by this Sale Agreement are consummated or this Sale Agreement is terminated, TWA will pay all costs and expenses incident to the performance of the obligations of TWA under this Sale Agreement and the other Operative Documents, including but not limited to, all costs and expenses of or relating to (1) the preparation, word processing, printing, reproduction and distribution of the Private Placement Memoranda, the Operative Documents, the Exchange Offer Registration Statement and any amendments, exhibits and supplements thereto, (2) the preparation and delivery of certificates representing the Securities, (3) making the Notes eligible for trading through PORTAL, (4) any registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant hereto, including the reasonable fees, disbursements and other charges of counsel to the Owner Trustee and the Placement Agent in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (5) counsel for TWA,
(6) the transfer agent and registrar for the Securities, (7) the listing of the Notes and the Common Stock issuable upon conversion of the Equity Notes on the American Stock Exchange, (8) approval of the Notes by DTC for "book entry" transfer, (9) all the costs and expenses of creating and perfecting security interests in the Collateral in favor of the Trustee pursuant to the Security Agreements including, without limitation, filing and recording fees and expenses, fees and expenses of counsel for TWA for providing such opinions as the Owner Trustee may reasonably request, (10) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Operative Documents and the Securities, and (11) all other costs and expenses incident to the performance of TWA's obligations hereunder and under the Operative Documents which are not otherwise specifically provided for in this Article 13.

           (f) TWA will use its reasonable best efforts to cause the Notes to be designated as eligible for trading in the PORTAL market and/or for clearance and settlement through DTC.

           (g) During the period of two years after the Closing Date, TWA will not resell any of the Notes or the Equity Notes which constitute "restricted securities" under Rule 144 that have been acquired by it.

           (h) On or before the Closing Date, TWA and its subsidiaries, as applicable, shall enter into and comply with the Operative Documents other than this Sale Agreement.

           (i) TWA shall comply with all agreements set forth in the representation letter of TWA to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

           (j) TWA shall furnish the Trustee, promptly after the Closing Date, the results of UCC searches in each of the jurisdictions where a filing is required to be made pursuant to any Operative Document as contemplated by
Section 7.04(m) hereof. Such UCC searches shall indicate that there exists no lien, charge or encumbrance on the Collateral other than Permitted Liens (as defined in the Security Agreements).

           (k) TWA agrees to use its reasonable best efforts to list the Notes on the American Stock Exchange, or on such other stock exchange or market as the Common Stock is then principally traded, no later than the earliest to occur of (i) the effectiveness of the initial Exchange Offer Registration Statement and (ii) the effectiveness of the initial Shelf Registration Statement provided that such Notes meet the minimum requirements for listing on any such exchange or market, and, if applicable, to use its reasonable best efforts to maintain such listing for so long as any of the Notes are outstanding.

           (l) Promptly upon completion by the FAA of the processing of the documents referred to in Sections 7.04(m)(ii), 7.04(p)(ii) and 7.04(p)(iii), TWA will instruct Crowe & Dunlevy, P.C., special FAA counsel, to deliver to the Trustee and TWA an opinion addressed to each of them as to the due recordation of the documents that were filed for recording, the absence of any intervening Liens filed with the FAA with respect to each Aircraft and the due perfection under the Transportation Code of the Trustee's security interest in such Aircraft pursuant to the Security Agreements.

           (m) TWA will not take, and will not cause anyone to take, any manipulative action with respect to the price of the Common Stock in violation of applicable law.



                                  ARTICLE 14
                                    Notices

               Section 14.01. Manner of Sending Notices. Any notice required or permissible under this Sale Agreement will be in writing and in English. Notices will be delivered in person or sent by telex, fax, letter (mailed airmail, certified and return receipt requested), or by expedited delivery addressed to the parties as set forth in Section 14.02. In the case of a telex or fax, notice will be deemed received upon actual receipt (in the case of a fax notice, the date of actual receipt will be deemed to be the date set forth on the confirmation of receipt produced by the sender's fax machine immediately after the fax is sent). In the case of a mailed letter, notice will be deemed received on the tenth (10th) day after mailing. In the case of a notice sent by expedited delivery, notice will be deemed received on the date of delivery set forth in the records of the Person which accomplished the delivery. If any notice is sent by more than one of the above listed methods, notice will be deemed received on the earliest possible date in accordance with the above provisions.

               Section 14.02.  Notice Information.  Notices will be sent:

            If to TWA:        TRANS WORLD AIRLINES, INC.
                              One City Centre
                              515 N. Sixth Street
                              St. Louis, Missouri 63101
                              United States of America

                              Attention:   Senior Vice President -
                                           Finance and Chief Financial Officer

                              Fax:        (314) 589-3125
                              Telephone:   (314) 589-3112

            with a copy to:   TRANS WORLD AIRLINES, INC.
                              One City Centre
                              515 N. Sixth Street
                              St. Louis, Missouri 63101

                              Attention:   Senior Vice President and General
                                          Counsel

                              Telephone Number: (314) 589-3261
                              Telefax Number:   (314) 589-3267

            If to OWNER             FIRST SECURITY BANK, NATIONAL
            TRUSTEE:          ASSOCIATION
                              79 South Main Street
                              Salt Lake City, UT 84111

                              Attention:  Corporate Trust Services

                              Fax:        (801) 246-5053
                              Telephone:  (801) 246-5630

            with a copy to:   SEVEN SIXTY SEVEN LEASING, INC.
                              c/o CL/PK AIRFINANCE, New York Branch
                              152 West 57th Street
                              New York, NY 10022

                              Attention:  Anders Hebrand

                              Fax:        (212) 397-9393
                              Telephone:  (212) 245-2575

or to such other places and numbers as either party directs in writing to the other party.



                                  ARTICLE 15
                                 Miscellaneous

               Section 15.01. GOVERNING LAW. THIS SALE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               Section 15.02. No Brokers. The Aircraft are being sold and purchased without a broker, except that the Placement Agent is acting as placement agent for TWA in connection with the Sale in accordance with the Placement Agreement. If any person other than the Placement Agent asserts any claim against the Owner Trustee or TWA for fees or commissions by reason of any alleged agreement to act as a broker for the Owner Trustee or TWA in this transaction, the party for which said person claims to have acted will on demand defend, indemnify and hold harmless the other parties from and against all claims, demands, liabilities, damages, losses, judgments and expenses of every kind (including reasonable legal fees, costs and related expenses) arising out of such claim.

               Section 15.03. Confidentiality. This Sale Agreement is a confidential document among TWA, the Owner Trustee and the Beneficiary and will not be disclosed by a party to third parties (other than to such party's auditors, legal and technical advisors, to the Placement Agent, to CL/PK Airfinance, to the Participants, to subsequent holders of Securities, and to the legal advisors of any such Persons or as required by applicable laws and regulations) without the prior written consent of the other parties; provided that copies of this Sale Agreement may be disclosed by any of the parties hereto following receipt from such prospective purchaser of a written acknowledgment that it will observe the confidentiality obligations set forth in this Section 15.03. If disclosure is required by applicable law or regulation, the parties hereto will cooperate to obtain confidential treatment as to the commercial terms and other material terms of this Sale Agreement.

               Section 15.04. Successors and Assigns. Except to the extent expressly provided in the Sale Agreement or in any other Operative Document, this Sale Agreement has been and is made solely for the benefit of the parties hereto and of the affiliates, controlling persons, Shareholders, directors, officers, employees and agents referred to in Article 11, and their respective successors and assigns (including, without limitation and without the need for an express assignment, subsequent holders of Securities), and no other person shall acquire or have any right under or by virtue of this Sale Agreement.

               Section 15.05. Rights of Parties. The rights of the parties hereunder are cumulative, not exclusive, may be exercised as often as each party considers appropriate and are in addition to its rights under general law. The rights of any one party against any other party are not capable of being waived or amended except by an express waiver or amendment in writing. Any failure to exercise or any delay in exercising any of such rights will not operate as a waiver or amendment of that or any other such right; any defective or partial exercise of any such rights will not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on a party's part or on its behalf will in any way preclude such party from exercising any such right or constitute a suspension or any amendment of any such right.

               Section 15.06. Further Assurances. Each party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by the other party to establish, maintain or protect the rights and remedies of the requesting party or to carry out and effect the intent and purpose of this Sale Agreement.

               Section 15.07. Use of Word "Including". The term "including" is used herein without limitation and by way of example only.

               Section 15.08. Headings. All article and paragraph headings and captions are purely for convenience and will not affect the interpretation of this Sale Agreement. Any reference to a specific article, paragraph or section will be interpreted as a reference to such article, paragraph or section of this Sale Agreement.

               Section 15.09. Invalidity of Any Provision. If any of the provisions of this Sale Agreement become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

               Section 15.10. Waiver of Trial by Jury. THE PARTIES HERETO EACH HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS SALE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               Section 15.11. Amendments in Writing. The provisions of this Sale Agreement may only be amended, modified or waived by a writing executed by the parties hereto.

               Section 15.12. Entire Agreement. This Sale Agreement and each of the other Operative Documents constitutes the entire agreement among the parties in relation to the sale of the Aircraft by Owner Trustee to TWA the purchase by TWA of the Aircraft from Owner Trustee and the issuance by TWA of the Notes and the Equity Notes in payment of the purchase price of the Aircraft and supersedes all previous proposals, agreements and other written and oral communications in relation hereto. The parties acknowledge that as among themselves there have been no representations, warranties, promises, guarantees or agreements, express or implied, except as set forth herein or therein.

               Section 15.13. Counterparts. This Sale Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

               Section 15.14. Third Party Beneficiary. Except to the extent expressly provided herein and below this Sale Agreement is for the sole benefit of the parties hereto, their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Sale Agreement. Notwithstanding the foregoing, the parties hereto expressly acknowledge and agree that Lazard Freres & Co. LLC be and hereby is irrevocably designated a third party beneficiary of this Sale Agreement.



                                  ARTICLE 16
                         Authorization of Beneficiary

               Section 16.01.  Authorization of Beneficiary.  Pursuant to
Section 5(a) of the Agreement Among Participants, dated as of January 24, 1995, among CL/PK Airfinance, Credit Lyonnais, A/S Bergens Skillingsbank, Hamburgische Landesbank GZ, Nordeutsche Landesbank GZ, Credit Foncier de France, Credit Industriel et Commercial de Paris and Credit D'Equipement des PME, and Section 5.2 of the Trust Agreement, the Beneficiary hereby authorizes and directs the Owner Trustee to execute this Sale Agreement on the date hereof.


               IN WITNESS WHEREOF, the parties hereto have caused this Sale Agreement to be duly executed by their respective officers as of this ____ day of April 1998.

TRANS WORLD AIRLINES, INC.



By:
   ------------------------------------
       Name:
       Title:


FIRST SECURITY BANK,
        NATIONAL ASSOCIATION, not in its
        individual capacity, except as expressly stated herein, but solely as Owner Trustee



By:
   ------------------------------------
       Name:
       Title:



SEVEN SIXTY SEVEN LEASING, INC.



By:
   ------------------------------------
       Name:
       Title:



                                    Annex A

               "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. [EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.](*)

               THE HOLDER OF THESE SECURITIES BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE WHICH IS THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THESE SECURITIES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THESE SECURITIES (OR ANY PREDECESSOR OF THESE SECURITIES) ONLY (A) TO THE COMPANY,
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, [(C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT,](*) (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE A CERTIFICATE OF TRANSFER IN THE FORM ATTACHED TO OR ON THE REVERSE SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

               IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
---------------
(*)  Exclude in the case of Equity Notes.



                                                                       Annex B

                      TRANSFEREE LETTER OF REPRESENTATION

Trans World Airlines, Inc.
c/o First Security Bank, National Association
79 South Main Street
Salt Lake City, UT 84111

Dear Sirs:

In connection with our proposed acquisition of $         of 11 3/8% Senior
Secured Notes due 2003 (the "Notes") of Trans World Airlines, Inc., a Delaware corporation (the "Company"), we confirm that:

       1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act ("Regulation S"), (e) to an institutional "accredited investor" within the meaning of subparagraph
(a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d), (e) or (f) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to First Security Bank, National Association, which shall provide, among other things, that, as applicable, the transferee is (x) an institution that, at the time the buy order was originated, was outside the United States, was not a U.S. person (and was not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act or (y) an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or
(7) of Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge on our own behalf and on behalf of any investor account for which we are purchasing Notes that the Company and First Security Bank, National Association reserve the right prior to any offer, sale or other transfer pursuant to clause (d), (e) or (f) prior to the Resale Restriction Termination Date of the Restricted Securities to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and First Security Bank, National Association.

       2. We are either (i) an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) (or in the case of the Beneficiary only, (8)) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment or (ii) an institution that, at the time the buy order for the Notes was originated, was outside the United States and was not a U.S. person (and was not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act.

      [3. We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.](*)

       4. We [have received a copy of the Private Placement Memorandum relating to the Notes and](**) acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

       5. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or pursuant to any official inquiry with respect to the matters covered hereby.

       6. We hereby represent and covenant that we are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except that such a purchase for or on behalf of a pension or welfare plan shall be permitted:

            (i) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund, and the other applicable conditions of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

           (ii) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the Notes are outstanding, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account, and the other applicable conditions of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

          (iii) to the extent such purchase is made on behalf of a plan by (A) an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "1940 Act"), that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50.0 million and had stockholders' or partners' equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, or (B) a bank as defined in Section 202(a)(2) of the Investment Advisers Act of 1940, as amended, with equity capital in excess of $1.0 million as of the last day of its most recent fiscal year, or
(C) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a pension or welfare plan, which insurance company has as of the last day of its most recent fiscal year, net worth in excess of $1.0 million and which is subject to supervision and examination by State authority having supervision over insurance companies and, in any case, such investment adviser, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in

---------------
(*) Include in letters delivered by any transferee other than the Beneficiary and CL/PK Airfinance, except that paragraph 3 shall be included in any letter delivered by CL/PK Airfinance with respect to Securities it has received in payment of the Advisory Fee. Letters delivered by the Beneficiary and CL/PK Airfinance may include additional modifications to the extent consistent with Section 12.03 of the Aircraft Sale and Note Purchase Agreement dated as of April 9, 1998 among TWA, the Owner Trustee and the Beneficiary.

(**) Include only in letters delivered by the Beneficiary, CL/PK Airfinance and any Participant.

Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment adviser, bank or insurance company, do not represent more than 20% of the total client assets managed by such investment adviser, bank or insurance company at the time of the transaction, and the other applicable conditions of such exemption are otherwise satisfied;

           (iv) to the extent such plan is a governmental plan (as defined in Section 3 of ERISA), which is not subject to the provisions of Title I of ERISA or Section 401 of the Code;

            (v) to the extent such purchase is made by or on behalf of an insurance company using the assets of its general account, the reserves and liabilities for the general account contracts held by or on behalf of any plan, together with any other plans maintained by the same employer (or its affiliates) or employee organization, do not exceed 10% of the total reserves and liabilities of the insurance company general account (exclusive of separate account liabilities), plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the insurer, in accordance with Prohibited Transaction Class Exemption 95-60, and the other applicable conditions of such exemption are otherwise satisfied; or

           (vi) to the extent such purchase is made by an in-house asset manager within the meaning of Part IV(a) of Prohibited Transaction Class Exemption 96-23, such manager has made or properly authorized the decision for such plan to purchase Notes, under circumstances such that Prohibited Transaction Class Exemption 96-23 is applicable to the purchase and holding of such Notes.

      [7. (a) We hereby agree, severally and not jointly, to indemnify and hold harmless the Company, and its affiliates and each of its officers, directors, employees, agents, advisors and representatives (but explicitly excluding Lazard Freres & Co. LLC) (each an "Indemnified Party") from and against any and all damages, losses, liabilities, expenses and claims (including without limitation, reasonable fees and disbursements of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case to the extent arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, any conflict, dispute or disagreement (x) between or among any of the Owner Trustee, the Beneficiary, CL/PK Airfinance or any Participant in connection with the Sale or (y) arising from the failure of TWA to have acquired the title to the Aircraft warranted in Article 12 of the Aircraft Sale and Note Purchase Agreement dated as of April 9, 1998 among TWA, the Owner Trustee and the Beneficiary because of the invalidity or ineffectiveness of the authorization of the Owner Trustee to enter into and conclude the Sale as provided herein, except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence, willful misconduct or bad faith. We hereby acknowledge that by executing this letter we shall be severally and not jointly liable to an Indemnified Party for our pro rata share of such liability (such share to bear the same relation to such liability as such Participant's interest in the Notes on the Closing Date bears to the aggregate principal amount of Notes of all Participants (disregarding for all purposes of this sentence all Notes owned from time to time by Lazard Freres & Co. LLC as a Participant except $227,156.30 in aggregate principal amount) who have signed and delivered such Investor Letters from time to time).

         (b) Each Indemnified Party will give prompt written notice to each other of any liability of which any such person has knowledge for which the undersigned is, or may be, liable under paragraph 7(a); provided, however, that failure to give such notice will not terminate any of the rights of any Indemnified Party under this paragraph 7, except to the extent that the undersigned has been materially prejudiced by the failure to provide such notice. Upon the payment in full of any indemnity pursuant to this paragraph 7 by the undersigned, the undersigned will be subrogated to any right of any Indemnified Party in respect of the matter against which such indemnity has been made. If any Indemnified Party obtains a recovery of all or any part of any amount which the undersigned has paid to such Indemnified Party, such Indemnified Party will pay to the undersigned the net amount recovered by such Indemnified Party. The undersigned and its insurers will have the right (in each such case at the undersigned's expense) to investigate and, provided that the undersigned or its insurers have not reserved the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, defend or compromise any claim covered by insurance for which indemnification is sought pursuant to paragraph 7 and each Indemnified Party will cooperate with the undersigned or its insurers with respect thereto. If the undersigned or its insurers are retaining attorneys to handle such claim, such counsel must be reasonably satisfactory to the relevant Indemnified Party. If not, any such Indemnified Party will have the right to retain counsel of its choice at the undersigned's expense; provided that prior to entering into any settlement agreement relating to any such claim, such Indemnified Party shall either (i) obtain a written consent from the undersigned or its insurers or (ii) grant the undersigned and its insurers a release from all further obligation to such Indemnified Party under this paragraph 7 with respect to such claim.](***)

      [8. We acknowledge that the Placement Agent, in addition to acting as placement agent for TWA, has acted in the following capacities and/or engaged in the following activities: (i) acted as financial advisor to TWA, (ii) acted as the initial purchaser in connection with several offerings under Rule 144A and/or Regulation S of the Securities Act of debt securities and convertible exchangeable preferred stock of TWA, (iii) acted as a market maker in TWA securities, (iv) purchased as a principal approximately 68% of the debt and equity participation interests from certain original participants under the Participation Agreement, sold a portion of such interests outright and/or through participations to certain of the Participants and entered into agreements with three other original participants to purchase the remaining debt and equity participation interests under the Participation Agreement and any distributions related thereto, the closing of which is expected to occur in May, 1998, (v) engaged in trading activities for certain of the Participants, (vi) participated in discussions with CL/PK Airfinance and certain other Participants in connection with the attempted but since suspended negotiation of the amount of the advisory fee due to CL/PK Airfinance under the Participation Agreement and (vii) agreed to reimburse Credit Lyonnais for certain liabilities related to drawings, if any, under letters of credit issued or confirmed by Credit Lyonnais in connection with the TBT Leases. We further acknowledge that, as a result of acting in such capacities and engaging in such activities, the Placement Agent may have interests adverse to, or that conflict with, our interests in the Sale in exchange for Securities. We hereby waive any claim of conflict or adverse interest against the Placement Agent arising as a result of the roles and activities of the Placement Agent described in the second preceding sentence; provided that we do not waive any claims arising as a result of (i) the sale by the Placement Agent to any of the Participants of a participation or other interest in the Beneficiary, (ii) the joint and several liability of the Participants to indemnify or reimburse CL/PK Airfinance under the Participation Agreement or (iii) actions occurring prior to the earliest date upon which one of the Participants first purchased from the Placement Agent a participation or other interest in the Beneficiary.](****)

      9. We hereby agree that we will not take and will not cause anyone to take, any manipulative action with respect to the price of the Common Stock in violation of applicable law.
---------------
(*)Include in letters delivered by any Participant, except for any letters delivered by Lazard Freres & Co. LLC after the Closing Date.

(**) Include in letters delivered by the Beneficiary, CL/PK or any Participant, except for Lazard Freres & Co. LLC.

(***) Include in letters delivered by any Participant, except for any letters delivered by Lazard Freres & Co. LLC after the Closing Date.

(****) Include in letters delivered by the Beneficiary, CL/PK or any Participant, except for Lazard Freres & Co. LLC.

         Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Aircraft Sale and Note Purchase Agreement dated April 9, 1998 among First Security Bank, National Association, as Owner Trustee, Trans World Airlines, Inc. and Seven Sixty Seven Leasing, Inc.

                                    Very truly yours,


                                    --------------------------------------
                                    (Name of Purchaser)


                                    By:
                                       -----------------------------------

                                    Date:
                                         ---------------------------------

Upon transfer the Notes would be registered in the name of the new beneficiary as follows:

Name:
     ----------------------------------

Address:
        -------------------------------

Taxpayer ID Number:
                   --------------------



                                                                       Annex C

                      TRANSFEREE LETTER OF REPRESENTATION

Trans World Airlines, Inc.
c/o First Security Bank, National Association
79 South Main Street
Salt Lake City, UT 84111

Dear Sirs:

In connection with our proposed acquisition of $         of Mandatory
Conversion Equity Notes due 1999 (the "Equity Notes") of Trans World Airlines, Inc., a Delaware corporation (the "Company"), we confirm that:

       1. We understand that the Equity Notes have not been, and the shares of the Company's Common Stock, $.01 par value per share issuable upon conversion of the Equity Notes (the "Restricted Common Stock") will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Equity Notes or, following conversion of the Equity Notes, shares of Restricted Common Stock, to offer, sell or otherwise transfer such Equity Notes or shares of Restricted Common Stock prior to the date which is two years after the later of the date of original issue of the Equity Notes and the last date on which the Company or any affiliate of the Company was the owner of such Equity Notes (or any predecessor thereto) or, following conversion of the Equity Notes, such Restricted Common Stock (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act ("Regulation S"), (d) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Equity Notes or Restricted Common Stock is proposed to be made pursuant to clause (c), (d) or (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to First Security Bank, National Association, which shall provide, among other things, that, as applicable, the transferee is (x) an institution that, at the time the buy order was originated, was outside the United States, was not a U.S. person (and was not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act or (y) an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or
(7) of Rule 501 under the Securities Act and that it is acquiring such Equity Notes or Restricted Common Stock for investment purposes and not for distribution in violation of the Securities Act. We acknowledge on our own behalf and on behalf of any investor account for which we are purchasing Equity Notes or Restricted Common Stock that the Company and First Security Bank, National Association reserve the right prior to any offer, sale or other transfer pursuant to clause (c), (d) or (e) prior to the Resale Restriction Termination Date of the Equity Notes or the Restricted Common Stock to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and First Security Bank, National Association.

       2. We are either (i) an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) (or in the case of the Beneficiary only, (8)) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Equity Notes or Restricted Common Stock for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Equity Notes or Restricted Common Stock, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment or (ii) an institution that, at the time the buy order for the Equity Notes or Restricted Common Stock was originated, was outside the United States and was not a U.S. person (and was not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act.

      [3. We are acquiring the Equity Notes or Restricted Common Stock purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.](*)

       4. We [have received a copy of the Private Placement Memorandum relating to the Equity Notes and](**) acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Equity Notes or Restricted Common Stock.

       5. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or pursuant to any official inquiry with respect to the matters covered hereby.

       6. We hereby represent and covenant that we are not acquiring the Equity Notes or Restricted Common Stock for or on behalf of, and will not transfer the Equity Notes or Restricted Common Stock to, any pension or welfare plan as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except that such a purchase for or on behalf of a pension or welfare plan shall be permitted:

            (i) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund, and the other applicable conditions of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

           (ii) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the Equity Notes are outstanding or there remain shares of Restricted Common Stock, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account, and the other applicable conditions of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;
---------------
(*) Include in letters delivered by any transferee other than the Beneficiary and CL/PK Airfinance, except that paragraph 3 shall be included in any letter delivered by CL/PK Airfinance with respect to Securities it has received in payment of the Advisory Fee. Letters delivered by the Beneficiary and CL/PK Airfinance may include additional modifications to the extent consistent with
Section 12.03 of the Aircraft Sale and Note Purchase Agreement dated as of April 9, 1998 among TWA, the Owner Trustee and the Beneficiary.

(**) Include only in letters delivered by the Beneficiary, CL/PK Airfinance and any Participant.

          (iii) to the extent such purchase is made on behalf of a plan by (A) an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "1940 Act"), that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50.0 million and had stockholders' or partners' equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, or (B) a bank as defined in Section 202(a)(2) of the 1940 Act with equity capital in excess of $1.0 million as of the last day of its most recent fiscal year, or (C) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a pension or welfare plan, which insurance company has as of the last day of its most recent fiscal year, net worth in excess of $1.0 million and which is subject to supervision and examination by State authority having supervision over insurance companies and, in any case, such investment adviser, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment adviser, bank or insurance company, do not represent more than 20% of the total client assets managed by such investment adviser, bank or insurance company at the time of the transaction, and the other applicable conditions of such exemption are otherwise satisfied;

           (iv) to the extent such plan is a governmental plan (as defined in Section 3 of ERISA), which is not subject to the provisions of Title I of ERISA of Section 401 of the Code;

            (v) to the extent such purchase is made by or on behalf of an insurance company using the assets of its general account, the reserves and liabilities for the general account contracts held by or on behalf of any plan, together with any other plans maintained by the same employer (or its affiliates) or employee organization, do not exceed 10% of the total reserves and liabilities of the insurance company general account (exclusive of separate account liabilities), plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the insurer, in accordance with Prohibited Transaction Class Exemption 95-60, and the other applicable conditions of such exemption are otherwise satisfied; or

           (vi) to the extent such purchase is made by an in-house asset manager within the meaning of Part IV(a) of Prohibited Transaction Class Exemption 96-23, such manager has made or properly authorized the decision for such plan to purchase Equity Notes or Restricted Common Stock under circumstances such that Prohibited Transaction Class Exemption 96-23 is applicable to the purchase and holding of such Equity Notes or Restricted Common Stock.

      [7. (a) We hereby agree, severally and not jointly to indemnify and hold harmless the Company and its affiliates and each of its officers, directors, employees, agents, advisors and representatives (but explicitly excluding Lazard Freres & Co. LLC) (each an "Indemnified Party") from and against any and all damages, losses, liabilities, expenses and claims (including without limitation, reasonable fees and disbursements of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out any conflict, dispute or disagreement (x) between or among any of the Owner Trustee, the Beneficiary, CL/PK Airfinance or any Participant in connection with the Sale or (y) arising from the failure of TWA to have acquired the title to the Aircraft warranted in Article 12 of the Aircraft Sale and Note Purchase Agreement dated as of April 9, 1998 among TWA, the Owner Trustee and the Beneficiary because of the invalidity or ineffectiveness of the authorization of the Owner Trustee to enter into and conclude the Sale as provided herein, except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence, willful misconduct or bad faith. We hereby acknowledge that by executing this letter we shall be severally and not jointly liable to an Indemnified Party for our pro rata share of such liability (such share to bear the same relation to such liability as such Participant's interest in the Equity Notes bears to the aggregate principal amount of Equity Notes of all Participants (disregarding for all purposes of this sentence all Equity Notes owned from time to time by Lazard Freres & Co. LLC as a Participant except $167,212.28 in aggregate principal amount) who have signed and delivered such Investor Letters from time to time).

          (b) Each Indemnified Party will give prompt written notice to each other of any liability of which any such person has knowledge for which the undersigned is, or may be, liable under paragraph 7(a); provided, however, that failure to give such notice will not terminate any of the rights of any Indemnified Party under this paragraph 7, except to the extent that the undersigned has been materially prejudiced by the failure to provide such notice. Upon the payment in full of any indemnity pursuant to this paragraph 7 by the undersigned, the undersigned will be subrogated to any right of any Indemnified Party in respect of the matter against which such indemnity has been made. If any Indemnified Party obtains a recovery of all or any part of any amount which the undersigned has paid to such Indemnified Party, such Indemnified Party will pay to the undersigned the net amount recovered by such Indemnified Party. The undersigned and its insurers will have the right (in each such case at the undersigned's expense) to investigate and, provided that the undersigned or its insurers have not reserved the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, defend or compromise any claim covered by insurance for which indemnification is sought pursuant to paragraph 7 and each Indemnified Party will cooperate with the undersigned or its insurers with respect thereto. If the undersigned or its insurers are retaining attorneys to handle such claim, such counsel must be reasonably satisfactory to the relevant Indemnified Party. If not, any such Indemnified Party will have the right to retain counsel of its choice at the undersigned's expense; provided that prior to entering into any settlement agreement relating to any such claim, such Indemnified Party shall either (i) obtain a written consent from the undersigned or its insurers or (ii) grant the undersigned and its insurers a release from all further obligation to such Indemnified Party under this paragraph 7 with respect to such claim.](***)

      [8. We acknowledge that the Placement Agent, in addition to acting as placement agent for TWA, has acted in the following capacities and/or engaged in the following activities: (i) acted as financial advisor to TWA, (ii) acted as the initial purchaser in connection with several offerings under Rule 144A and/or Regulation S of the Securities Act of debt securities and convertible exchangeable preferred stock of TWA, (iii) acted as a market maker in TWA securities, (iv) purchased as a principal approximately 68% of the debt and equity participation interests from certain original participants under the Participation Agreement, sold a portion of such interests outright and/or through participations to certain of the Participants and entered into agreements with three other original participants to purchase the remaining debt and equity participation interests under the Participation Agreement and any distributions related thereto, the closing of which is expected to occur in May, 1998, (v) engaged in trading activities for certain of the Participants, (vi) participated in discussions with CL/PK Airfinance and certain other Participants in connection with the attempted but since suspended negotiation of the amount of the advisory fee due to CL/PK Airfinance under the Participation Agreement and (vii) agreed to reimburse Credit Lyonnais for certain liabilities related to drawings, if any, under letters of credit issued or confirmed by Credit Lyonnais in connection with the TBT Leases. As a result of acting in such capacities and engaging in such activities, the Placement Agent may have interests adverse to, or that conflict with, our interests in the Sale in exchange for Securities. We hereby waive any claim of conflict or adverse interest against the Placement Agent arising as a result of the roles and activities of the Placement Agent described in the second preceding sentence; provided that we do not waive any claims arising as a result of (i) the sale by the Placement Agent to any of the Participants of a participation or other interest in the Beneficiary, (ii) the joint and several liability of the Participants to indemnify or reimburse CL/PK Airfinance under the Participation Agreement or (iii) actions occurring prior to the earliest date upon which one of the Participants first purchased from the Placement Agent a participation or other interest in the Beneficiary.](****)

       9. We hereby agree that we will not take and will not cause anyone to take, any manipulative action with respect to the price of the Common Stock in violation of applicable law.

          Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Aircraft Sale and Note Purchase Agreement dated April 9, 1998 among First Security Bank, National Association, as Owner Trustee, Trans World Airlines, Inc. and Seven Sixty Seven Leasing, Inc.

                                    Very truly yours,


                                    --------------------------------------
                                    (Name of Purchaser)


                                    By:
                                       -----------------------------------

                                    Date:
                                         ---------------------------------



                                    TelephoneNumber:               (*****)
                                                    ----------------------


                                    FacsimileNumber:               (*****)
                                                    ----------------------


Upon transfer the Equity Notes would be registered in the name of the new beneficiary as follows:


Name:
     --------------------------------

Address:
        -----------------------------

Taxpayer ID Number:
                   ------------------

---------------
(***) Include in letters delivered by any Participant, except for letters delivered by Lazard Freres & Co. LLC after the Closing Date.

(****) Include in letters delivered by the Beneficiary, CL/PK or any Participant, except for Lazard Freres & Co. LLC.

(*****) Purchasers who if they are holding Equity Notes on the Shelf Effective Date wish to be notified by the Company of effectiveness under the Securities Act of the Equity Shelf Registration Statement should provide their telephone and facsimile numbers in the appropriate spaces provided.



                                   EXHIBIT A

                             AIRCRAFT DESCRIPTION
                             --------------------

Aircraft No. 1

Airframe Manufacturer and Model:                      Boeing 767-231 ETOPS
Year of Airframe Manufacture:                         1984
Manufacturer's Serial Number:                         22571
Registration Mark:                                    N608TW
Engine Manufacturer and Model:                        Pratt & Whitney JT9D-7R4D

Engine Serial Numbers and
Year of Manufacture:                                  P709654 and P709655,
                                                      manufactured in 1984

Aircraft No. 2

Airframe Manufacturer and Model:                      Boeing 767-231 ETOPS
Year of Airframe Manufacture:                         1984
Manufacturer's Serial Number:                         22572
Registration Mark:                                    N609TW
Engine Manufacturer and Model:                        Pratt & Whitney JT9D-7R4D

Engine Serial Numbers and
Year of Manufacture:                                  P709643 and P709644,
                                                      manufactured in 1984

Aircraft No. 3

Airframe Manufacturer and Model:                      Boeing 767-231 ETOPS
Year of Airframe Manufacture:                         1984
Manufacturer's Serial Number:                         22573
Registration Mark:                                    N610TW
Engine Manufacturer and Model:                        Pratt & Whitney JT9D-7R4D

Engine Serial Numbers and
Year of Manufacture:                                  P709659 and P709656,
                                                      manufactured in 1984


                                   EXHIBIT B

                               AIRCRAFT DOCUMENTS
                               ------------------

One copy of each of the following:

            Aircraft Documentation

            The Aircraft documents which Owner Trustee provided to TWA pursuant to the terms of the Leases and pursuant to the leases of the Aircraft dated as of January 27, 1992 and March 22, 1991.



                                  EXHIBIT C-1

                             ACCEPTANCE CERTIFICATE
                             ----------------------

            TRANS WORLD AIRLINES, INC. ("TWA"), a corporation organized under the laws of Delaware, hereby certifies to FIRST SECURITY BANK, NATIONAL ASSOCIATION a national banking association acting not in its individual capacity, but solely as Owner Trustee (the "Owner Trustee") under the Trust Agreement (the "Trust Agreement") dated January 24, 1995 between Owner Trustee and Seven Sixty Seven Leasing, Inc., as beneficiary thereunder as follows:

            1. TWA and Owner Trustee and certain others have entered into an Aircraft Sale and Note Purchase Agreement made as of the 9th day of April, 1998 (the "Sale Agreement") pursuant to which TWA has purchased the three Aircraft (as defined therein). Words used herein with capital letters and not otherwise defined will have the meanings set forth in the Sale Agreement.

            2.    TWA has this __ day of _________, 19__ (Time: ____
_____________) at _________________________ accepted for purchase from Owner
Trustee:

                  (a) One (1) Boeing 767-231 ETOPS airframe, bearing Manufacturer's serial number 22571, together with two (2) accompanying Pratt & Whitney JT9D-7R4D engines bearing manufacturer's serial numbers P709654 and P709655, and all Parts attached thereto; and

                  (b) All Aircraft Documentation, including the usual and customary manuals, logbooks, flight records and historical information regarding the Airframe, Engines and Parts, as listed in the Document Receipt attached hereto.

            3. TWA agrees that it is purchasing the Aircraft "AS IS, WHERE IS AND WITH ALL FAULTS" and pursuant to the terms and conditions of the Sale Agreement.

            Dated on the date set forth above


                                           TRANS WORLD AIRLINES, INC.


                                           By:
                                              ----------------------------

                                           Its:
                                               ---------------------------

Attachments:  Document Receipt


                                  EXHIBIT C-2

                            ACCEPTANCE CERTIFICATE
                            ----------------------

            TRANS WORLD AIRLINES, INC. ("TWA"), a corporation organized under the laws of Delaware, hereby certifies to FIRST SECURITY BANK, NATIONAL ASSOCIATION a national banking association acting not in its individual capacity, but solely as Owner Trustee (the "Owner Trustee") under the Trust Agreement (the "Trust Agreement") dated January 24, 1995 between Owner Trustee and Seven Sixty Seven Leasing, Inc., as beneficiary thereunder as follows:

            1. TWA and Owner Trustee and certain others have entered into an Aircraft Sale and Note Purchase Agreement made as of the 9th day of April, 1998 (the "Sale Agreement") pursuant to which TWA has purchased the three Aircraft (as defined therein). Words used herein with capital letters and not otherwise defined will have the meanings set forth in the Sale Agreement.

            2.    TWA has this __ day of _________, 19__ (Time: ____
_____________) at _________________________ accepted for purchase from Owner
Trustee:

                  (a) One (1) Boeing 767-231 ETOPS airframe, bearing Manufacturer's serial number 22572, together with two (2) accompanying Pratt & Whitney JT9D-7R4D engines bearing manufacturer's serial numbers P709643 and P709644, and all Parts attached thereto; and

                  (b) All Aircraft Documentation, including the usual and customary manuals, logbooks, flight records and historical information regarding the Airframe, Engines and Parts, as listed in the Document Receipt attached hereto.

            3. TWA agrees that it is purchasing the Aircraft "AS IS, WHERE IS AND WITH ALL FAULTS" and pursuant to the terms and conditions of the Sale Agreement.

            Dated on the date set forth above



                                           TRANS WORLD AIRLINES, INC.


                                           By:
                                              ----------------------------

                                           Its:
                                               ---------------------------

Attachments:  Document Receipt


                                  EXHIBIT C-3

                             ACCEPTANCE CERTIFICATE
                             ----------------------

            TRANS WORLD AIRLINES, INC. ("TWA"), a corporation organized under the laws of Delaware, hereby certifies to FIRST SECURITY BANK, NATIONAL ASSOCIATION a national banking association acting not in its individual capacity, but solely as Owner Trustee (the "Owner Trustee") under the Trust Agreement (the "Trust Agreement") dated January 24, 1995 between Owner Trustee and Seven Sixty Seven Leasing, Inc., as beneficiary thereunder as follows:

            1. TWA and Owner Trustee and certain others have entered into an Aircraft Sale and Note Purchase Agreement made as of the 9th day of April, 1998 (the "Sale Agreement") pursuant to which TWA has purchased the three Aircraft (as defined therein). Words used herein with capital letters and not otherwise defined will have the meanings set forth in the Sale Agreement.

            2.    TWA has this __ day of _________, 19__ (Time: ____
_____________) at _________________________ accepted for purchase from Owner
Trustee:

                  (a) One (1) Boeing 767-231 ETOPS airframe, bearing Manufacturer's serial number 22573, together with two (2) accompanying Pratt & Whitney JT9D-7R4D engines bearing manufacturer's serial numbers P709656 and P709659, and all Parts attached thereto; and

                  (b) All Aircraft Documentation, including the usual and customary manuals, logbooks, flight records and historical information regarding the Airframe, Engines and Parts, as listed in the Document Receipt attached hereto.

            3. TWA agrees that it is purchasing the Aircraft "AS IS, WHERE IS AND WITH ALL FAULTS" and pursuant to the terms and conditions of the Sale Agreement.

            Dated on the date set forth above


                                           TRANS WORLD AIRLINES, INC.


                                           By:
                                              ----------------------------

                                           Its:
                                               ---------------------------

Attachments:  Document Receipt



                                DOCUMENT RECEIPT

TWA acknowledges that it has received all of the Aircraft Documentation, including (i) all of the documents which Owner Trustee provided to it pursuant to the Leases and (ii) all of the documents provided pursuant to the leases of the Aircraft between Owner Trustee and TWA dated as of January 27, 1992 and March 22, 1991, respectively.

                                   EXHIBIT D

                             WARRANTY BILL OF SALE
                             ---------------------

            FIRST SECURITY BANK, NATIONAL ASSOCIATION a national banking association, acting not in its individual capacity, but solely as Owner Trustee (the "Owner Trustee") under the Trust Agreement (the "Trust Agreement") dated January 24, 1995 between Owner Trustee and Seven Sixty Seven Leasing, Inc., as beneficiary (the "Beneficiary") thereunder, is the owner of the full legal and beneficial title (except as provided below) to the following equipment (collectively, the "Aircraft"), all as described in the Aircraft Sale and Note Purchase Agreement among TRANS WORLD AIRLINES, INC. ("TWA"), Owner Trustee and the Beneficiary, made as of the 9th day of April, 1998:

            1. Three (3) Boeing 767-231 ETOPS airframes bearing manufacturer's serial numbers 22571, 22572 and 22573, respectively.

            2. Six (6) Pratt & Whitney JT9D-7R4D aircraft engines bearing manufacturer's serial numbers P709654 and P709655, P709643 and P709644, and P709656 and P709659, respectively.

            3. All appliances, parts, components, instruments, appurtenances, accessories, furnishings or other equipment or property installed in or attached to such aircraft and engines (but excluding passenger telephone and passenger video equipment).

            4. All logbooks, records and manuals applicable to such airframes and engines.

            For and in consideration of US$43,200,000 aggregate principal amount of TWA's 11 3/8% Senior Secured Notes due 2003 and US $31,800,000 aggregate principal amount of TWA's Mandatory Conversion Equity Notes due 1999 and other valuable consideration, receipt and the sufficiency of which is hereby acknowledged, Owner Trustee does hereby grant, convey, transfer, bargain, sell, deliver and set over to TWA and its successors and assignees forever all of Owner Trustee's right, title and interest in and to the Aircraft, to have and to hold the Aircraft for its and their use forever.

            Owner Trustee hereby warrants that title to the Aircraft is free and clear of all liens, claims, charges, security interests, leases, encumbrances and rights of others whatsoever, however and wherever created or arising ("Liens") other than (i) Liens relating to the Aircraft (except for the engine bearing manufacturer's serial number P709659) arising prior to TWA's conveyance of ownership to such property to First Security Bank of Utah, N.A., a national banking association, not in its individual capacity (except as set forth in Purchase Agreements UAC-4, UAC-5 and UAC-6, each dated as of March 1, 1990 between FSB (as hereafter defined), TWA and United Aviation Company) but as Trustee f/b/o 767 Leasing 4, Inc., 767 Leasing 5, Inc., and 767 Leasing 6, Inc., respectively, pursuant to those certain Trust Agreements UAC-4, UAC-5 and UAC-6, each dated as of March 1, 1990 ("FSB") between FSB and such respective beneficiaries, (ii) Liens relating to the engine bearing manufacturer's serial number P709659 arising prior to TWA's conveyance of ownership of such engine to FSB and (iii) Liens arising out of TWA's, its sublessees', bailees', or leasehold assignees' use or operation of the Aircraft ("Excepted Liens"). Owner Trustee will warrant and defend such title forever against any and all claims and demands whatsoever other than claims or demands arising out of Excepted Liens.

            IN TESTIMONY WHEREOF we have set our hand this   _____ day of
___________, 19____.
                                          FIRST SECURITY BANK,
                                             NATIONAL ASSOCIATION,
                                              as Owner Trustee


                                             By:
                                                ----------------------------

                                             Its:
                                                 ---------------------------


                                   EXHIBIT E

                              ASSIGNMENT OF RIGHTS
                              --------------------

(Form of letter from Owner Trustee to TWA, with copies to be sent to Manufacturer and Engine Manufacturer)
                                                                        [DATE]

TRANS WORLD AIRLINES, INC.
One City Centre
515 N. Sixth Street
St. Louis, Missouri 63101
United States of America

Gentlemen:

            Reference is made to the Aircraft Sale and Note Purchase Agreement made as of the 9th day of April, 1998 among FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, acting not in its individual capacity, but solely as Owner Trustee (the "Owner Trustee") under the Trust Agreement (the "Trust Agreement") dated January 24, 1995 between Owner Trustee and Seven Sixty Seven Leasing, Inc., as beneficiary (the "Beneficiary") thereunder, TRANS WORLD AIRLINES, INC. ("TWA") and the Beneficiary pertaining to the sale of three (3) Boeing 767-231 ETOPS Aircraft bearing Manufacturer's serial numbers 22571, 22572 and 22573 and U.S. registration marks N608TW, N609TW and N610TW (the "Aircraft").

            Owner Trustee hereby assigns to TWA any and all existing assignable warranties, obligations, liabilities, service life policies and patent indemnities of manufacturers and maintenance and overhaul agencies of and for the Aircraft and their respective engines and components, including any rights which may have accrued prior to TWA's purchase of the Aircraft but which have not been fully exercised by Owner Trustee.

            By copy of this letter, Owner Trustee is notifying The Boeing Company and United Technologies, Pratt & Whitney Division of this assignment by Owner Trustee to TWA.


            The engines associated with the Aircraft are as follows:

Aircraft No. 1             Aircraft No. 2          Aircraft No. 3
--------------             --------------          --------------
Engine #1: P709654         Engine #1: P709643      Engine #1: P709656
Engine #2: P709655         Engine #2: P709644      Engine #2: P709659


                                          FIRST SECURITY BANK,
                                             NATIONAL ASSOCIATION
                                              as Owner Trustee


                                              By:
                                                 ----------------------------

                                              Its:
                                                  ---------------------------


 cc: The Boeing Company
     United Technologies Corporation,
            Pratt & Whitney Division


                      DEFINITIONS APPENDIX



                           Appendix I

                    To the Indenture between
                   Trans World Airlines, Inc.
                               and
      First Security Bank, National Association, as Trustee
                   dated as of April 21, 1998
     for the Company's 11 3/8% Senior Secured Notes due 2003
        and the Aircraft Mortgage and Security Agreement dated as of an even date therewith

                        TABLE OF CONTENTS
                                                             Page
                                                             ----

Section 1. Definitions.....................................     1
           Act.............................................     1
           Affiliate.......................................     1
           Agent...........................................     1
           Aircraft........................................     1
           Aircraft Sale Agreement ........................     1
           Airframe........................................     1
           Applicable Percentage...........................     1
           Bankruptcy Law..................................     1
           Bills of Sale...................................     2
           Board of Directors..............................     2
           Business Day....................................     2
           Capital Stock...................................     2
           Capitalized Lease Obligation....................     2
           Certificated Air Carrier........................     2
           Certifying Officer..............................     2
           Change in Control...............................     2
           CL/PK...........................................     3
           Code............................................     3
           Collateral......................................     3
           Common Stock....................................     3
           Company.........................................     3
           Corporate Trust Office..........................     3
           Custodian.......................................     3
           Default.........................................     3
           Definitions Appendix............................     3
           8% Preferred Stock..............................     4
           Employee Preferred Stock........................     4
           Engine..........................................     4
           Equity Notes....................................     4
           Equity Notes Indenture..........................     4
           Equity Notes Trustee............................     4
           ERISA...........................................     4
           Event of Default................................     4
           Exchange Act....................................     4
           FAA.............................................     4
           FAA Bill of Sale................................     4
           Federal Aviation Act............................     4
           GAAP............................................     5
           Global Security.................................     5
           Holder or Holder of Securities..................     5
           Indebtedness....................................     5
           Indenture.......................................     5
           Indenture Discharge Date........................     6
           Indenture Trustee...............................     6
           Interest Payment Date...........................     6
           Issue Date......................................     6
           Legal Holiday...................................     6
           Lien............................................     6
           Mandatory Redemption Amount.....................     6
           Mandatory Redemption Date.......................     6
           Mortgage........................................     6
           Mortgage Supplement.............................     6
           9 1/4% Preferred Stock..........................     6
           Obligations.....................................     6
           Offer to Purchase...............................     6
           Officer.........................................     8
           Officers' Certificate...........................     8
           Operative Documents.............................     8
           Opinion of Counsel..............................     8
           Outstanding or outstanding......................     9
           Owner Trustee...................................     9
           Parts...........................................     9
           Paying Agent....................................    10
           Payment Date....................................    10
           Payments........................................    10
           Permitted Liens.................................    10
           Person..........................................    11
           Placement Agreement.............................    11
           Preferred Stock.................................    11
           principal.......................................    11
           Property........................................    11
           Record Date.....................................    11
           Redemption Value................................    11
           Register........................................    11
           Registrar.......................................    11
           Registration Rights Agreement...................    11
           Replacement Engine..............................    11
           Request.........................................    12
           Required Holders................................    12
           Sale OTP Amount.................................    12
           SEC.............................................    12
           Second Mortgage.................................    12
           Securities......................................    12
           Securities Act..................................    12
           Securityholder..................................    12
           Seven Leasing...................................    12
           Significant Subsidiary..........................    12
           Special Interest................................    12
           Special Record Date.............................    12
           Stated Maturity.................................    12
           Subsidiary......................................    13
           Taxes...........................................    13
           Tender..........................................    13
           TIA.............................................    13
           Total Loss and Total Loss Date..................    13
           Total Loss OTP Amount...........................    13
           Trust Agreement.................................    13
           Trust Officer...................................    13
           Trustee.........................................    13
           TWA.............................................    13
           U.S. or United States...........................    13
           U.S. Government Obligations.....................    13
           Warranty Bill of Sale...........................    14

Section 2.  Rules of Construction..........................    14



                      DEFINITIONS APPENDIX


Section 1. Definitions. Unless the context otherwise requires, each of the terms included in this Section 1 shall have the respective meanings given in this Section 1 for all purposes of the Indenture and the other Operative Documents (including this appendix and any other appendices, exhibits or schedules to any thereof) and of such other agreements as may incorporate this appendix by reference except as otherwise specifically provided herein or therein.

     "Act" means the Federal Aviation Act.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" means any Registrar, Paying Agent or co-Registrar or co-Paying
Agent.

     "Aircraft" means each Airframe together with the two associated Engines identified by manufacturer's serial number in the Mortgage Supplement for such Airframe executed and delivered on the Issue Date, whether or not any of such Engines may at any time be installed on such Airframe or installed on any other airframe.

     "Aircraft Sale Agreement" means the Aircraft Sale and Note Purchase Agreement, dated as of the 9th day of April, 1998, among the Company, the Owner Trustee and Seven Leasing.

     "Airframe" means each Boeing Model 767-231 ETOPS airframe (excluding any Engines and any other engines, but including any and all Parts which may from time to time be incorporated or installed in, or attached to such airframe, and including any and all Parts removed therefrom so long as the removed Parts remain subject to the Lien of the Mortgage under the terms thereof) purchased by the Company under the Aircraft Sale Agreement and identified by the FAA registration number and manufacturer's serial number in the Mortgage Supplements executed and delivered on the Issue Date.

     "Applicable Percentage" means (i) with respect to any amendment, supplement or waiver of the Indenture or any other Operative Document that would (A) terminate the Lien of the Mortgage with respect to any Collateral or permit the release of any Collateral (other than releases permitted by the applicable Operative Document, which releases shall not require any consent of the Holders) or permit the creation of any Lien on any Collateral (other than Permitted Liens), (B) increase the aggregate principal amount of Securities that may be issued under the Indenture or
(C) modify this definition, 66 2/3%, and (ii) otherwise, a majority.

     "Bankruptcy Law" has the meaning provided in Section 6.1 of the Indenture.

     "Bills of Sale" means, for each Aircraft, the FAA Bill of Sale and the Warranty Bill of Sale.

     "Board of Directors" means the Board of Directors of the Company or any committee of such board duly authorized to act in respect of any particular matter.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligation" means, as applied to any Person for any period, an obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

     "Certificated Air Carrier" means a United States "air carrier" within the meaning of the Act, holding an air carrier operating certificate issued pursuant to chapter 447 of the Act and of the type referred to in 11 U.S.C. Section 1110, or if such certification shall cease to be available, a carrier of comparable status under the laws of the United States then in force.

     "Certifying Officer" means an Officer or an assistant secretary of the Company.

     "Change in Control" means the occurrence of any of the following events: (i) any person (including any entity or group deemed to be a "person" under Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) is or becomes the direct or indirect beneficial owner (as determined in accordance with Rule 13d-3 under the Exchange Act) of shares of the Company's Capital Stock representing greater than 50% of the total voting power of all shares of Capital Stock of the Company entitled to vote in the election of directors of the Company under ordinary circumstances or to elect a majority of the Board of Directors of the Company, (ii) the Person then constituting the "Company" under the Indenture sells, transfers or otherwise disposes of all or substantially all of its assets, (regardless of whether such Person thereupon ceases to constitute the "Company" under the Indenture pursuant to Section 5.2 thereof), (iii) when, during any period of 12 consecutive months after the date of original issuance of the Securities, individuals who at the beginning of any such 12-month period constituted the Board of Directors (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of majority of the directors still in office entitled to vote with respect to such nomination who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, but excluding any of the individuals who at the beginning of such 12-month period constituted such Board but who ceased to be a member of the Board pursuant to the Company's mandatory retirement policy as in effect as of the Issue Date), cease for any reason to constitute a majority of the Board of Directors then in office or (iv) the date of the consummation of the merger or consolidation of the Person then constituting the "Company" under the Indenture with another corporation where the stockholders of such Person, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors or where members of the Board of Directors of the Person then constituting the "Company" under the Indenture, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or consolidation.

     "CL/PK" means Credit Lyonnais/PK Airfinance, a financial sector corporation organized and existing under and by virtue of the laws of the Grand Duchy of Luxembourg.

     "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any similar legislation of the United States enacted to supersede, amend or supplement such Code, and any reference to a provision or provisions of the Code shall also mean and refer to any successor provision or provisions, however designated or distributed.

     "Collateral" has the meaning specified in Section 2.1 of the Mortgage.

     "Common Stock" includes any stock of any class of the Company which has no preference in respect to dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company; initially it refers to the common stock, $0.01 par value, of the Company.

     "Company" means the party named as such in the Indenture or any obligor on the Securities until a successor replaces it pursuant to the Indenture and thereafter means the successor.

     "Corporate Trust Office" when used with respect to the Trustee means the office of the Trustee at which at any particular time its corporate trust business is administered and which, at the Issue Date, is located at First Security Bank, National Association, as Trustee, 79 South Main Street, Salt Lake City, Utah 84111, Attention: Corporate Trust Services.

     "Custodian" has the meaning provided in Section 6.1 of the Indenture.

     "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

     "Definitions Appendix" means this Definitions Appendix attached as Appendix I to the Indenture and the Mortgage and constituting a part of the Indenture and each other Operative Document.

     "8% Preferred Stock" means the 8% Cumulative Convertible Exchangeable Preferred Stock of the Company and dividends on such stock, and payments on account of which are to be deemed equivalent to distributions on such stock.

     "Employee Preferred Stock" means the IFFA Preferred Stock, the ALPA Preferred Stock and the IAM Preferred Stock of the Company and dividends on such stock, and payments on account of which are to be deemed equivalent to distributions on such stock.

     "Engine" means (i) each of the Pratt & Whitney Model JT9D-7R4D aircraft engines identified by manufacturer's serial number in the Mortgage Supplements executed and delivered on the Issue Date, so long as a Replacement Engine shall not have been substituted therefor pursuant to the Mortgage, and (ii) each Replacement Engine, so long as another Replacement Engine shall not have been substituted therefor pursuant to the Mortgage, whether or not such engine or Replacement Engine, as the case may be, is from time to time installed on an Airframe or installed on another airframe, and including, in each case all Parts incorporated or installed in or attached thereto and any and all Parts removed therefrom so long as such Parts remain subject to the Lien of the Mortgage under the terms thereof.

     "Equity Notes" means the Mandatory Conversion Equity Notes due 1999 of the Company issued concurrently with the Securities.

     "Equity Notes Indenture" means the Indenture dated as of April 21, 1998 between the Company and First Security Bank, National Association, as trustee, pursuant to which the Company is issuing the Equity Notes.

     "Equity Notes Trustee" means First Security Bank, National
Association, as trustee under the Equity Notes Indenture, and its successors and assigns in such capacity.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Default" has the meaning provided in Section 6.1 of the Indenture.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "FAA" means the Federal Aviation Administration or similar regulatory authority established to replace it.

     "FAA Bill of Sale" means, for each Aircraft, the bill of sale for such Aircraft on AC Form 8050-2 or such other form as may be acceptable to the FAA for recordation with it, executed by the Owner Trustee in favor of the Company.

     "Federal Aviation Act" means Title 49 of the United States Code, "Transportation," as amended from time to time, or any similar legislation of the United States enacted in substitution or replacement thereof. In the event there is enacted any legislation replacing, modifying or repealing, in whole or in part, the Federal Aviation Act, then the term "certificated," when used with reference to the Federal Aviation Act or any particular provision thereof, shall mean authorized to provide, or not prohibited from providing, air transportation services.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board,
(iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Global Security" means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Exhibit 1 to the Rule 144A/Regulation S Appendix to the Indenture.

     "Holder" or "Holder of Securities" means the Person in whose name a Security is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person at any date, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) all obligations and other liabilities (contingent or otherwise) of such Person evidenced by bonds, notes or other similar instruments, (c) all obligations and other liabilities (contingent or otherwise) of such Person in respect of letters of credit or other similar instruments (and reimbursement obligations with respect thereto),
(d) all obligations and other liabilities (contingent or otherwise) of such Person to pay the deferred and unpaid purchase price of property or services (other than any such obligations that represent trade payables or accrued expenses incurred in the ordinary course of business), (e) all Capitalized Lease Obligations of such Person, (f) all Indebtedness of others secured by a Lien on any asset or assets of such Person, whether or not such Indebtedness is assumed by such Person (and, if not assumed, such Indebtedness shall be limited to the fair market value of such asset or assets as determined on the date such Indebtedness was incurred), and (g) all Indebtedness of others guaranteed by such Person to the extent of such guarantee. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of such Person for any such contingent obligations at such date. A change in GAAP that results in an obligation of the Company existing at the time of such change becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indenture" means the Indenture dated as of April 21, 1998 between the Company and the Trustee, under which the Securities are issued, as amended or supplemented from time to time.

     "Indenture Discharge Date" means the date of the effectiveness of the termination of the Company's obligations under the Indenture pursuant to
Section 8.1(a) or (b) thereof.

     "Indenture Trustee" means the Trustee.

     "Interest Payment Date" means April 15 and October 15 of each year during which any Security is Outstanding (commencing October 15, 1998) and the date on which the Securities mature, if different.

     "Issue Date" means the date on which the Securities are originally issued.

     "Legal Holiday" means a Saturday, Sunday or any other day on which banks located in New York City or the city and state of the Trustee's Corporate Trust Office as of the Issue Date are authorized or obligated by law to remain closed.

     "Lien" means any conveyance in trust, assignment, mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Mandatory Redemption Amount" has the meaning provided in Section 3.8 of the Indenture.

     "Mandatory Redemption Date" has the meaning provided in Section 3.8 of the Indenture.

     "Mortgage" means the Aircraft Mortgage and Security Agreement, dated as of April 21, 1998, between the Company and the Trustee in substantially the form attached to the Indenture as Exhibit A.

     "Mortgage Supplement" means (i) each Mortgage and Security Agreement Supplement executed and delivered on the Issue Date for an Aircraft, in substantially the form attached to the Mortgage as Exhibit A, which describes with particularity the Airframe and Engines associated with such Aircraft, (ii) each other Mortgage and Security Agreement Supplement from time to time executed and delivered, in substantially the form attached to the Mortgage as Exhibit A, which shall describe with particularity any Replacement Engine and (iii) any other supplement to the Mortgage from time to time executed and delivered in accordance with the provisions of the Mortgage or any other Operative Document.

     "9 1/4% Preferred Stock" means the 9 1/4% Cumulative Convertible Exchangeable Preferred Stock of the Company and dividends on such stock, and payments on account of which are to be deemed equivalent to distributions on such stock.

     "Obligations" has the meaning provided in Section 2.1 of the Mortgage.

     "Offer to Purchase" means an offer to purchase all or a portion, as the case may be, of the Securities by the Company from the Holders commenced by the mailing (by first class mail, postage prepaid) by the Company (or, if requested by the Company on at least five Business Days' prior notice to the Trustee and at the Company's expense, by the Trustee) of a notice to each Holder (and, if mailed by the Company, to the Trustee) at such Holder's address appearing in the Register, stating: (i) the covenant pursuant to which the offer is being made and that all Securities validly tendered will be accepted for payment, provided, that if Securities in excess of the aggregate principal amount that the Company has offered to purchase are tendered by the Holders, then Securities will be purchased from the tendering Holders pro rata, based on the aggregate principal amount of Securities tendered by each such Holder; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Security not tendered will continue to accrue interest pursuant to its terms (including, if such Offer to Purchase is being made pursuant to Section 4.12(c)(i)(A) of the Indenture, a statement that the rate of interest on such Security may be subject to increase in accordance with the provisions of such Section); (iv) that, unless the Company defaults in the payment of the purchase price on the Payment Date, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Security purchased pursuant to the Offer to Purchase will be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" attached to or on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice at any time beginning with the date of such notice but prior to the close of business on the Business Day immediately preceding the Payment Date (or, if such day is a Legal Holiday, on the next subsequent day which is not a Legal Holiday), and such Holder shall be entitled to receive from the Paying Agent a non-transferable receipt of deposit evidencing such deposit; (vi) that, unless the Company defaults in making the payment of the purchase price or shall otherwise, in its sole discretion, consent thereto, Holders will be entitled to withdraw their election only if the Trustee receives, not later than the close of business on the fifth Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be promptly issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (which new Securities, if such Offer to Purchase is being made pursuant to Section 4.12(c)(i)(A) of the Indenture, will cease to be secured by the Aircraft released pursuant to such Section); provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company shall place such notice in the national edition of The New York Times or The Wall Street Journal or, if such newspapers are not then in circulation, in a financial newspaper of general circulation in New York City. No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. On the Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to an Offer to Purchase, provided, that if Securities in excess of the aggregate principal amount that the Company has offered to purchase are tendered by the Holders, then Securities will be purchased from the tendering Holders pro rata, based on the aggregate principal amount of Securities tendered by each such Holder; (ii) deposit with the Trustee money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and
(iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Trustee shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate, and the Company shall promptly execute and mail (or cause to be mailed) to such Holders a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof; provided further that if the Payment Date is between a regular Record Date and the next succeeding Interest Payment Date, Securities to be repurchased must be accompanied by payment of an amount equal to the interest and Special Interest, if any, payable on such succeeding Interest Payment Date on the principal amount to be repurchased, and the interest on the principal amount of the Security being repurchased, and Special Interest, if any, with respect thereto, will be paid on such next succeeding Interest Payment Date to the registered holder of such Security on the immediately preceding Record Date. A Security repurchased on an Interest Payment Date need not be accompanied by any such payment, and the interest on the principal amount of the Security being repurchased and Special Interest, if any, with respect thereto, will be paid on such Interest Payment Date to the registered holder of such Security on the corresponding Record Date. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Securities pursuant to an Offer to Purchase. Both the notice of the Company and the notice of the Holder having been given as specified above, the Securities so to be repurchased shall, on the Payment Date become due and payable at the purchase price applicable thereto and from and after such date (unless the Company shall default in the payment of such purchase price) such Securities shall cease to bear interest. If any Security shall not be paid upon surrender thereof for repurchase, the principal shall, until paid, bear interest from the Payment Date at the rate borne by such Security.
Any Security which is to be submitted for repurchase only in part shall be delivered pursuant to the above provisions with (if the Company or Trustee so requires) due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

     "Officer" means the Chairman of the Board, the President, any Vice President of any grade, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or the Controller of the Company.

     "Officers' Certificate" means a certificate signed by an Officer and by a Certifying Officer satisfying the requirements of Sections 11.4 and
11.5 of the Indenture.

     "Operative Documents" means the Indenture, the Mortgage and the Mortgage Supplements.

     "Opinion of Counsel" means a written opinion from the General Counsel of the Company, legal counsel to the Company or another legal counsel who is reasonably acceptable to the Trustee, which Opinion of Counsel shall comply with Sections 11.4 and 11.5 of the Indenture. The counsel may be an employee of the Company. The acceptance by the Trustee (without written objection to the Company during the fifteen (15) Business Days following receipt) of, or its action on, an opinion of counsel not specifically referred to above shall be sufficient evidence that such counsel is acceptable to the Trustee.

     "Outstanding" or "outstanding" when used with respect to Securities or a Security, means all Securities theretofore authenticated and delivered under the Indenture, except:

     (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (b) Securities for which payment has been deposited with the Trustee or any Paying Agent in trust other than deposits pursuant to Section 8.1 of the Indenture; and

     (c) Securities which have been paid, or for which other Securities shall have been authenticated and delivered in lieu thereof or in substitution therefor pursuant to the terms of Section 2.7 of the Indenture, unless proof satisfactory to the Trustee is presented that any such Securities are held by holders in due course.

     A Security does not cease to be Outstanding because the Company or one of its Affiliates holds the Security; provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, Section 2.8 of the Indenture shall be applicable.

     "Owner Trustee" means First Security Bank, National Association (f/k/a First Security Bank of Utah, National Association), not in its individual capacity (except as otherwise expressly set forth) but as trustee f/b/o Seven Leasing pursuant to the Trust Agreement.

     "Parts" means any and all appliances, parts, spare parts, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than Engines or engines) which may from time to time be incorporated or installed in or attached to any Airframe or any Engine, or which have been removed therefrom but which remain subject to the Lien of the Mortgage in accordance with the terms thereof, exclusive of any items (i) permitted by the Mortgage to be leased by the Company in the ordinary course of business from third parties (and installed without discrimination with respect to other Boeing Model 767-231 ETOPS aircraft (or improved models) owned or operated by the Company) and (ii) not required in the navigation of the Aircraft in which they are installed.
The terms "spare parts" and "appliances" (as used in this definition) shall include, but not be limited to, the definitions assigned to those terms by
Section 40102 of Title 49 of the United States Code as amended from time to time or any recodification thereof or any regulation of the FAA.

     "Paying Agent" has the meaning provided in Section 2.3 of the Indenture, except that for the purposes of Article 8 of the Indenture and any Offer to Purchase, the Paying Agent shall not be the Company.

     "Payment Date" with respect to any Offer to Purchase, has the meaning specified in the definition herein of Offer to Purchase.

     "Payments" means such monies as the Company shall cause to be delivered to the Trustee or any Paying Agent for the purpose of paying principal, purchase price or redemption price of, or interest on, or Special Interest with respect to, the Securities on any Interest Payment Date, Payment Date, redemption date or acceleration; and "Pay" means paying such monies.

     "Permitted Liens" shall mean any of the following Liens:

     (a) Liens in favor of the Trustee arising by reason of the Mortgage or any other Operative Document and Liens in favor of the Equity Notes Trustee arising by reason of the Second Mortgage or any other Operative Document (as defined in the Equity Notes Indenture);

     (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested by the Company in good faith by appropriate proceedings and for which adequate reserves have been established if required in accordance with GAAP, and which Lien presents no material risk of sale, forfeiture or loss of any Collateral;

     (c) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the Company's ordinary course of business for sums not overdue or being contested by the Company in good faith by appropriate proceedings and for which adequate reserves have been established if required in accordance with GAAP, and which Lien presents no material risk of sale, forfeiture or loss of any Collateral;

     (d) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders and statutory obligations entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

     (e) judgment Liens (so long as the related judgments do not, individually or in the aggregate, constitute an Event of Default) in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by insurance;

     (f) Liens on an Aircraft in favor of a permitted lessee of such Aircraft which result solely from the lease (so long as it is a permitted lease under the Mortgage) on such Aircraft; and

     (g) Liens on the Aircraft which are "Permitted Liens" arising under, and defined by definitions substantially similar to above subparagraphs (b) and (c) in, the leases (if any) for the Aircraft; provided, however, that such leases are permitted under the Mortgage.

     "Person" means any individual, corporation, partnership, limited liability issuer, joint venture, association, joint-stock issuer, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Placement Agreement" means the Placement Agreement, dated April 9, 1998, between Lazard Freres & Co. LLC and the Company.

     "Preferred Stock" as applied to the Capital Stock of any Person means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, present or future, or tangible or intangible.

     "Record Date" means the fifteenth (15th) day preceding any Interest Payment Date, whether or not a Business Day.

     "Redemption Value" means, on any date of determination with respect to any Offer to Purchase and for each Aircraft with respect to which such Offer to Purchase is being made, an amount equal to (a) if such date of determination is before October 15, 2000, $14,400,000, (b) if such date of determination is on or after October 15, 2000 and before October 15, 2001, $13,787,000, (c) if such date of determination is on or after October 15, 2001 and before October 15, 2002, $13,174,000 and (d) if such date of determination is on or after October 15, 2002, $12,561,000.

     "Register" has the meaning provided in Section 2.3 of the Indenture.

     "Registrar" has the meaning provided in Section 2.3 of the Indenture.

     "Registration Rights Agreement" means the Registration Rights Agreement, made and entered into as of April 21, 1998, by and among the Company, Lazard Freres & Co. LLC and the Owner Trustee, relating to the Securities.

     "Replacement Engine" means a Pratt & Whitney Model JT9D-7R4D aircraft engine (or engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on an Airframe) (i) which has a value, utility and remaining useful life at least equal to the Engine which it is replacing, assuming such Engine was of the value and utility required by the terms of the Mortgage; provided that any such engine shall be of the same make and model as the other engine then installed on such Airframe, shall be an engine model then being utilized by the Company on other Boeing Model 767-231 ETOPS aircraft operated by the Company and, for so long as such engine has been operated by Company, shall have been maintained, serviced, repaired and overhauled in substantially the same manner as the Company maintains, services, repairs and overhauls similar engines utilized by the Company, and (ii) which shall have been made subject to the Lien of the Mortgage pursuant to Section 2 and Section
3.3 of the Mortgage.

     "Request" means a written request for the action therein specified signed on behalf of the Company by any Officer and delivered to the Trustee. Each Request shall be accompanied by an Officers' Certificate if and to the extent required by Section 11.4 of the Indenture.

     "Required Holders" means from time to time the Holders of the Applicable Percentage in principal amount of the Securities then
Outstanding.

     "Sale OTP Amount" has the meaning provided in Section 4.12 of the Indenture.

     "SEC" means the Securities and Exchange Commission and any government agency succeeding to its functions.

     "Second Mortgage" means the Aircraft Second Mortgage and Security Agreement, dated as of April 21, 1998, between the Company and the Equity Notes Trustee, securing, among other things, the obligations of the Company under the Equity Notes Indenture.

     "Securities" means the "Securities" (as defined in the preamble to the Indenture and includes the Company's 11 3/8% Senior Secured Notes due 2003), as amended or supplemented from time to time, that are issued under the Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

     "Seven Leasing" means Seven Sixty Seven Leasing, Inc., a Delaware corporation.

     "Significant Subsidiary" means any Subsidiary which is a Significant Subsidiary within the meaning of Article I of Regulation S-X under the Exchange Act.

     "Special Interest" has the meaning assigned to such term in the Registration Rights Agreement.

     "Special Record Date" has the meaning provided in Section 2.1 of the Indenture.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including membership or partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Taxes" means any and all fees (including, without limitation, license, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value-added, property (tangible and intangible), excise and stamp taxes), levies, imposts, duties, recording charges or fees, charges, assessments or withholdings of any nature whatsoever, together with any and all assessments, penalties, additions to tax, fines or interest thereon.

     "Tender" means, with respect to any Security, the effective tender of such Security (in whole or in part) for repurchase in accordance with the provisions of the Indenture.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Total Loss" and "Total Loss Date" have the meanings provided in
Section 1.1 of the Mortgage.

     "Total Loss OTP Amount" has the meaning provided in Section 4.12 of the Indenture.

     "Trust Agreement" means the Trust Agreement, dated as of January 24, 1995, between Seven Leasing and First Security Bank, National Association (f/k/a First Security Bank of Utah, National Association).

     "Trust Officer" means any officer in the corporate trust department of the Trustee, or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of the Indenture and thereafter means the successor.

     "TWA" means the Company.

     "U.S." or "United States" means the United States of America.

     "U.S. Government Obligations" means securities which are (i) direct obligations of the United State government or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States government, are full faith and credit obligations of the United States government and are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust Company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "Warranty Bill of Sale" means, for each Aircraft, the full warranty (as to title) bill of sale covering such Aircraft executed by the Owner Trustee in favor of the Company.

Section 2. Rules of Construction. Unless the context otherwise requires, the following rules of construction shall apply to all purposes of the Indenture and the other Operative Documents (including this appendix) and of such agreements as may incorporate this appendix by reference.

          (a) a term has the meaning assigned to it;

          (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

          (c) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

          (d) all terms used in Article 9 of the Uniform Commercial Code as in effect in the State of New York that are used but not defined herein shall have the meaning assigned to such terms therein;

          (e) references to a specific Person shall include the Person and (except as limited by any agreement by which such Person is bound) the successors and assigns of such Person;

          (f) references to "applicable laws" shall include statutes, ordinances, rules, regulations, court and administrative decisions and conditions, restrictions and limitations in licenses, permits, approvals and authorizations issued or granted by federal, state or local United States or foreign governmental bodies and agencies;

          (g) unless otherwise specified in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", and the words "to" and "until" each mean "to but excluding";

          (h) words in the singular include the plural, and words in the plural include the singular;

          (i) provisions apply to successive events and transactions;

          (j) "herein", "hereto" and other words of similar import in any agreement refer to that agreement as a whole and not to any particular Article, Section or other subsection of that agreement;

          (k) unless otherwise specified, all references in any Operative Document to Sections, Articles, Exhibits, Appendices and Schedules are to Sections of, Articles of, Exhibits to, Appendices to and Schedules to such Operative Document;

          (l) all accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with GAAP; and

          (m) unless otherwise specified, references in this Definitions Appendix to any instrument, contract, agreement or other document shall be deemed to be references to such instrument, agreement or other document as it may be amended, restated, supplemented or otherwise modified from time to time pursuant to and as permitted by the terms thereof, whether or not so stated in any particular definition.